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                     PUBLIC SERVICE ELECTRIC AND GAS COMPANY

                      THRIFT AND TAX-DEFERRED SAVINGS PLAN


                                   Exhibit 1
















                                             As Amended October 17, 1994
                                           and Effective January 1, 1995
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                 PUBLIC SERVICE ELECTRIC AND GAS COMPANY

                  THRIFT AND TAX-DEFERRED SAVINGS PLAN

                          TABLE OF CONTENTS

Pa                                                                       ge

ARTICLE I      Amendment and Restatement - Purpose                    1

     Section 1.1  Amendment and Restatement of the Plan               1
     Section 1.2  Purpose                                             1

ARTICLE II     Definitions                                            1

     Section 2.1   Account                                            1
     Section 2.2   Active Participant                                 1
     Section 2.3   Additional Lump Sum Deposits                       1
     Section 2.4   Affiliate                                          1
     Section 2.5   Balanced Fund                                      1
     Section 2.6   Basic Deposits                                     2
     Section 2.7   Board of Directors                                 2
     Section 2.8   Code                                               2
     Section 2.9   Commissioner                                       2
     Section 2.10 Committee or Employee Benefits Committee            2
     Section 2.11 Company                                             2
     Section 2.12 Compensation                                        2
     Section 2.13 Deferred                                            3
     Section 2.14 Deposits                                            3
     Section 2.15 Director                                            3
     Section 2.16 Disability                                          3
     Section 2.17 Effective Date                                      3
     Section 2.18 Eligible Employee                                   4
     Section 2.19 Employee                                            4
     Section 2.20 Employer                                            4
     Section 2.21 Employer Contributions                              4
     Section 2.22 Enrollment Date                                     4
     Section 2.23 Enterprise                                          4
     Section 2.24 Enterprise Common Stock                             4
     Section 2.25 Enterprise Common Stock Fund                        4
     Section 2.26 Equities Fund                                       4
     Section 2.27 Equities Index Fund                                 4
     Section 2.28 ERISA                                               4
     Section 2.29 ESOP Account                                        5
     Section 2.30 Fixed Income Fund                                   5
     Section 2.31 Funds                                               5
     Section 2.32 Government Obligations Fund                         5
     Section 2.33 Highly Compensated Employee                         5
     Section 2.34 Highly Compensated Participant                      7

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     Section 2.35 Hour of Service                                     7
     Section 2.36 Investment Manager                                  7
     Section 2.37 Lay Off or Laid Off                                 7
     Section 2.38 Leased Employee                                     7
     Section 2.39 Matured                                             7
     Section 2.40 Nondeferred                                         7
     Section 2.41 Participant                                         7
     Section 2.42 Participating Affiliate                             7
     Section 2.43 Plan                                                7
     Section 2.44 Plan Year                                           8
     Section 2.45 Qualified Domestic Relations Order or "QDRO"        8
     Section 2.46 Recordkeeper                                        8
     Section 2.47 Required Beginning Date                             8
     Section 2.48 Retirement                                          8
     Section 2.49 Rollover Contributions                              9
     Section 2.50 Supplemental Deposits                               9
     Section 2.51 Thrift Account                                      9
     Section 2.52 Trust Agreement                                     9
     Section 2.53 Trust Fund                                          9
     Section 2.54 Trustee                                             9
     Section 2.55 Year of Service                                     10

ARTICLE III    Participation                                          10

     Section 3.1  Participation                                       10
     Section 3.2  Effective Date of  Participation                    10

ARTICLE IV     Deposits                                               11

     Section 4.1    Basic Deposits                                    11
     Section 4.2    Supplemental Deposits                             11
     Section 4.3    Method of Deposits                                12
     Section 4.4    Additional Lump Sum Deposits                      12
     Section 4.5    Limit on Deferred Deposits                        12
     Section 4.6    Distribution of Excess Deferral Amounts           12
     Section 4.7    Code Section 401(k) Limits on Deferred Deposits   13
     Section 4.8    Unmatched Employer Contributions                  13
     Section 4.9    Code Section 401(m) Limits on Nondeferred
                         Deposits and Employer Contributions          14
     Section 4.10   Changing Deposit Percentages                      14
     Section 4.11  Suspension of Deposits                             14
     Section 4.12  Limit on Additional Lump Sum Deposits              15
     Section 4.13  Elections                                          15
     Section 4.14  Rollover Contributions                             15

ARTICLE V      Employer Contributions                                 15

     Section 5.1    Amount and Payment of Employer Contributions      15
     Section 5.2    Reduction of Employer Contributions by
          Forfeitures                                  15

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     Section 5.3    Maximum Annual Additions                          16
     Section 5.4    Return of Employer Contributions                  16

ARTICLE VI          Thrift Account Investments                        16

     Section 6.1    Investment of Deposits, Rollover Contributions
                         and Employer Contributions                   16
     Section 6.2    Change in Investment Direction                    16
     Section 6.3    Transfer of Investments                           17
     Section 6.4    Loans                                             17

ARTICLE VII    Thrift Account Funds                                   18

     Section 7.1    Establishment of Funds                            18
     Section 7.2    Enterprise Common Stock Fund                      19

ARTICLE VIII   Thrift Accounts                                        19

     Section 8.1    Establishment of Thrift Accounts                  19
     Section 8.2    Measure of Thrift Accounts                        20
     Section 8.3    Valuation of Funds                                20
     Section 8.4    Valuation of Thrift Accounts                      20
     Section 8.5    Separate Accounting                               21

ARTICLE IX     ESOP Accounts                                          21

     Section 9.1    Maintenance of Separate Accounts                  21
     Section 9.2    Allocation of Distributions                       21
     Section 9.3    Withdrawals or Transfers During Employment        21
     Section 9.4    Dividends and Other Income                        22
     Section 9.5    Voting of ESOP Account Common Stock               22

ARTICLE X      Vesting                                                22

     Section 10.1   Vesting of Employer Contributions                 22
     Section 10.2   Vesting of Deposits, Rollover Contributions and
                         the ESOP Account                             23

ARTICLE XI     Account Distributions and Withdrawals                  23

     Section 11.1   Distribution Upon Retirement, Disability,
                         Lay Off or Death                             23
     Section 11.2   Distribution Upon Other Termination
                          of Employment                               24
     Section 11.3   Withdrawal of Nondeferred Deposits and Employer
                         Contributions During Employment              24
     Section 11.4   Withdrawals of Deferred Deposits During
                         Employment After Age 59 1/2                  25
     Section 11.5   Hardship Withdrawals                              25

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     Section 11.6   Suspension of Participation                       28
     Section 11.7   Transfer of Employment                            28
     Section 11.8   Form of Distributions                             28
     Section 11.9   Time of Distributions                             29
     Section 11.1   Limitation on Post Age 70 1/2 Distributions       30
     Section 11.11  Distribution in the Case of Certain
                         Disabilities                                 30
     Section 11.12  Loans                                             31
     Section 11.13  Inability to Locate Payee                         32
     Section 11.14  Federal Income Tax Withholding on Distributions
                         and Withdrawals                              32

ARTICLE XII    Limits on Benefits and Contributions Under
               Qualified Plans                                        33

     Section 12.1   Definitions                                       33
     Section 12.2   Annual Addition Limits                            40
     Section 12.3   Overall Limit                                     41
     Section 12.4   Special Rules                                     42

ARTICLE XIII   Top-Heavy Requirements                                 43

     Section 13.1   Definitions                                       43
     Section 13.2   General Requirements                              44
     Section 13.3   Maximum Compensation                              44
     Section 13.4   Vesting                                           45
     Section 13.5   Minimum Contributions                             45
     Section 13.6   Participants Under Defined Benefit Plans          46
     Section 13.7   Super Top-Heavy Plans                             46
     Section 13.8   Determination of Top Heaviness                    46
     Section 13.9   Determination of Super Top Heaviness              47
     Section 13.10  Calculation of  Top-Heavy Ratios                  47
     Section 13.11  Cumulative Accounts and Cumulative Accrued
                          Benefits                                    47

ARTICLE XIV    Beneficiary in Event of Death                          48

     Section 14.1   Designation and Change of Beneficiary             48

ARTICLE XV     Administration                                         49

     Section 15.1   Named Fiduciary                                   49
     Section 15.2   Administration                                    49
     Section 15.3   Control and Management of Assets                  50
     Section 15.4   Benefits to be Paid from Trust                    51
     Section 15.5   Expenses                                          51


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ARTICLE XVI    Claims Procedure                                       51

     Section 16.1   Filing of Claims                                  51
     Section 16.2   Appeal of Claims                                  51
     Section 16.3   Review of Appeals                                 51

ARTICLE XVII   Merger or Consolidation                                52

     Section 17.1   Merger or Consolidation                           52

ARTICLE XVIII  Non-Alienation of Benefits                             52

     Section 18.1   Non-Alienation of Benefits                        52

ARTICLE XIX    Amendments                                             52

     Section 19.1   Amendment Process                                 52

ARTICLE XX     Termination                                            52

     Section 20.1   Authority to Terminate                            52
     Section 20.2   Distribution Upon Termination                     52

ARTICLE XXI    Plan Confers No Right to Employment                    53

     Section 21.1   No right to Employment                            53

ARTICLE XXII   Alternate Payees                                       53

     Section 22.1   Alternate Payees Under QDROs                      53

ARTICLE XXIII  Construction                                           53

     Section 23.1   Governing Law                                     53
     Section 23.2   Headings                                          54

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                   PUBLIC SERVICE ELECTRIC AND GAS COMPANY

                    THRIFT AND TAX-DEFERRED SAVINGS PLAN

                                 ARTICLE I
                           AMENDMENT - PURPOSE

     SECTION 1.1 AMENDMENT OF THE PLAN. Public Service Electric and Gas Company hereby further amends, on November 16, 1993 and effective February 1, 1994, its Thrift and Tax-Deferred Savings Plan, a savings, profit-sharing and tax-credit employee stock ownership plan for its Eligible Employees and those of its Affiliates. The Plan as so amended reflects changes in plan administrative procedures to permit daily valuations of and transactions in Participants' Accounts. The Plan was originally adopted as of July 1, 1981 and was formerly known as the Public Service Electric and Gas Company Thrift Plan.

     SECTION 1.2 PURPOSE. The purpose of the Plan is to encourage and assist thrift and savings by eligible non-bargaining unit employees of Public Service Electric and Gas Company and certain of its Affiliates through tax-sheltered forms of investment.

                               ARTICLE II
                               DEFINITIONS

     When used herein, the words and phrases hereinafter defined shall have the following meanings unless a different meaning is clearly required by the context of the Plan:

     SECTION 2.1 "Account" shall mean the separate account maintained in the Plan for each Participant which consists of the Participant's Thrift Account and/or the Participant's ESOP Account.

     SECTION 2.2 "Active Participant" shall mean a Participant who is an Eligible Employee presently making Nondeferred Deposits or for whom Deferred Deposits are presently being made.

     SECTION 2.3 "Additional Lump Sum Deposits" shall mean that amount which is contributed to the Plan by a Participant on a lump sum basis. Additional Lump Sum Deposits shall not be entitled to be matched by Employer Contributions.

     SECTION 2.4  "Affiliate" shall mean any organization which is a member of a controlled group of corporations (as defined in Code section 414(b) as modified by Code section 415(h)) which includes the Company, or any trades or businesses (whether or not incorporated) which are under common control (as defined in Code section 414(c) as modified by Code section 415(h)) with the Company, or a member of an affiliated service group (as defined in Code section 414(m)) which includes the Company, or any other entity required to be aggregated with the Company pursuant to regulations promulgated pursuant to Code section 414(o).
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     SECTION 2.5  "Balanced Fund" shall mean the Fund or Funds established pursuant to SECTION 7.1(f).

     SECTION 2.6 "Basic Deposits" shall mean that amount, not less than 1%, nor more than 6% (or such lower maximum percentage as may be established by the Committee) of a Participant's Compensation, contributed to the Plan through payroll deduction by or on behalf of a Participant which is entitled to be matched by Employer Contributions.

     SECTION 2.7 "Board of Directors" shall mean the Board of Directors of the Company.

     SECTION 2.8 "Code" shall mean the Internal Revenue Code of 1986, as amended, or as it may be amended from time to time.

     SECTION 2.9  "Commissioner" shall mean the Commissioner of Internal
Revenue.

     SECTION 2.10 "Committee" or "Employee Benefits Committee" shall mean the Employee Benefits Committee of the Company appointed by the Board of Directors.

     SECTION 2.11  "Company" shall mean Public Service Electric and Gas
Company.

     SECTION 2.12 "Compensation" shall mean the total remuneration paid to a Participant for services rendered to an Employer excluding the Employer's cost for any public or private employee benefit plan, but including all Deferred Basic and Supplemental Deposits made by a Participant or on a Participant's behalf to this Plan and all elective contributions that are made by an Employer on behalf of a Participant which are not includable in income under Code section 125, under rules adopted by the Committee which are uniformly applicable to all Participants similarly situated. However, Compensation shall not include the following:

     (a) any amounts which are deferred under any Deferred Compensation Plan of any Employer and any payments from any such plans of any previously deferred amount;

     (b) any amounts received as an award pursuant to any of the following incentive compensation programs:

          (1)  the Company's Management Incentive Compensation Plan;

          (2) the Community Energy Alternatives Incorporated Executive Long-Term Incentive Compensation Plan;

          (3)  the Energy Development Corporation Management Incentive
               Plan;
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          (4)  the Energy Development Corporation Long-Term Incentive
               Compensation Plan;

          (5) the Enterprise Diversified Holdings Incorporated Management Incentive Compensation Plan;

          (6) the Public Service Enterprise Group Incorporated 1989 Long-Term Incentive Plan;

          (7) the Public Service Conservation Resources Corporation Executive Long-Term Incentive Compensation Plan; and

          (8) the Public Service Conservation Resources Corporation Employee Long-Term Incentive Compensation Plan;

     (c)  any amounts which constitute reimbursement of expenses;

     (d)  the following miscellaneous payments:

          (1)  Separation pay;
          (2)  Gratuity Payments upon death;
          (3)  Payment for vacation due at time of death;
          (4)  Worker's Compensation for permanent partial disability; and
          (5) Employer contributions for social security, unemployment compensation or other taxes; and

     (e)  the following special international payments:

          (1)  International service premium;
          (2)  Cost of living allowance;
          (3)  Equalization Pay;
          (4)  Foreign service pay; and
          (5)  Hardship allowance.

     In any case, however, for the purposes of the Plan, Compensation for any Plan Year shall not exceed the limit imposed by Code section
401(a)(17).

     SECTION 2.13 "Deferred" in reference to Deposits shall mean that such Deposits are deferred from current federal income taxation under Code section 401(k).

     SECTION 2.14 "Deposits" shall mean the aggregate of Additional Lump Sum Deposits, Basic Deposits and Supplemental Deposits made by or on behalf of a Participant to his or her Thrift Account. The total of all Deposits made by or on behalf of a Participant in any Plan Year shall not exceed 25% of the Participant's Compensation for such Plan Year.
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     SECTION 2.15  "Director" shall mean the Director-Corporate Benefit
Planning and Services of the Company.

     SECTION 2.16 "Disability" shall mean any physical or mental condition which renders a Participant incapable of performing further work for his or her Employer, as certified in writing by a Doctor of Medicine designated and approved by the Committee.

     SECTION 2.17  "Effective Date" shall mean February 1, 1994.

     Section 2.18 "Eligible Employee" shall mean any Employee who has completed at least one Year of Service whether or not he or she actually elects to make any Deposits.

     SECTION 2.19 "Employee" shall mean any individual in the employ of an Employer who is not included in a unit of employees covered by a
collective bargaining agreement.   The term "Employee" shall not include
a director of an Employer who serves in no capacity other than as a director, a consultant or independent contractor doing work for an Employer or a person employed by a consultant or independent contractor doing work for an Employer.

     SECTION 2.20 "Employer" shall mean the Company and any Participating Affiliate.

     SECTION 2.21 "Employer Contributions" shall mean the matching amounts contributed to the Plan on behalf of Participants by an Employer in accordance with SECTION 5.1.

     SECTION 2.22 "Enrollment Date" shall mean the earliest of: (a) the first day of the first payroll period in which payroll deductions from a Participant's Compensation are made for Deposits under the Plan; (b) the date an Additional Lump Sum Deposit is accepted by the Plan from a Participant; (c) the date a Rollover Contribution is accepted from a Participant for payment to the Trustee for investment in the Plan in accordance with SECTION 4.12; or (d) the date an ESOP Account is established on behalf of a Participant.

     SECTION 2.23 "Enterprise" shall mean the Company's parent, Public Service Enterprise Group Incorporated.

     SECTION 2.24 "Enterprise Common Stock" shall mean the Common Stock, without nominal or par value, of Enterprise.

     SECTION 2.25 "Enterprise Common Stock Fund" shall mean the Fund established pursuant to SECTION 7.1(c).

     SECTION 2.26  "Equities Fund" shall mean the Fund or Funds established pursuant to SECTION 7.1(a).
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     SECTION 2.27  "Equities Index Fund" shall mean the Fund established pursuant to SECTION 7.1(d).

     SECTION 2.28 "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended, or as it may be amended from time to time.

     SECTION 2.29 "ESOP Account" shall mean that separate portion of an Account established pursuant to Section 9.1 which evidences the shares of Enterprise Common Stock transferred to the Plan for the Account of a Participant, pursuant to the merger with this Plan with the Public Service Electric and Gas Company Tax Reduction Act Employee Stock Ownership Plan (TRASOP) and/or the Public Service Electric and Gas Company Payroll-Based Employee Stock Ownership Plan (PAYSOP), including the net worth of the Trust Fund attributable thereto.

     SECTION 2.30 "Fixed Income Fund" shall mean the Fund or Funds established pursuant to SECTION 7.1(b).

     SECTION 2.31 "Funds" shall mean the several investment Funds established pursuant to SECTION 7.1. As used in the singular, "Fund" shall mean one of such Funds.

     SECTION 2.32 "Government Obligations Fund" shall mean the Fund or Funds established pursuant to SECTION 7.1(e).

     SECTION 2.33  "Highly Compensated Employee" shall mean:

     (a) For any Plan Year, any Employee who, during the Plan Year or the preceding Plan Year--

          (1)   was at any time a 5% owner;

          (2) received Compensation for such Plan Year from the Company or an Affiliate in excess of the amount provided for by Code section 414(q)(1)(B);

          (3) received Compensation for such Plan Year from the Company or an Affiliate in excess of the amount provided for by Code section 414(q)(1)(C) and was in the top-paid group of Employees; or

          (4) was at any time an officer of the Company or of an Affiliate and received Compensation for such Plan Year greater than 50% of the amount provided for by Code section 415(b)(1)(A).

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     (b)  In the case of the Plan Year for which the relevant
          determination is being made, an Employee not described in subparagraph (a)(2), (a)(3) or (a)(4) of this Section for the preceding Plan Year (without regard to this paragraph) shall not be treated as described in such subparagraphs (a)(2), (a)(3) or
          (a)(4) unless such Employee is a member of the group consisting of the 100 Employees paid the greatest Compensation during the year for which such determination is being made.

     (c) For purposes of this Section, an Employee shall be treated as a 5% owner for any Plan Year if at any time during such Plan Year such Employee was a 5% owner (as defined in Code section 416(i)(1)) of the Company or an Affiliate.

     (d) For purposes of this Section, an Employee shall be considered as being in the top-paid group of Employees for any Plan Year if such Employee is in the group consisting of the top 20% of the Employees when ranked on the basis of Compensation paid during such Plan Year.

     (e)  For purposes of determining the top-paid group under paragraph
          (d), the following Employees shall be excluded:

          (1)  Employees who have not completed 6 months of service;
          (2) Employees who normally work less than 17 1/2 hours per week;
          (3) Employees who normally work during not more than six months during any year;
          (4)  Employees who have not attained age 21; and
          (5) Employees who are nonresident aliens and who receive no earned income (within the meaning of Code section 911(d)(2)) from the Company or an Affiliate which constitutes income from sources within the United States (within the meaning of Code section 861(a)(3)).

     (f) For purposes of subparagraph (a)(4) of this Section, no more than 50 Employees (or, if lesser, the greater of three Employees or 10% of the Employees) shall be treated as officers. If for any year no officer of the Company or an Affiliate is described in subparagraph (a)(4) of this Section, the highest paid of the officers of the Company or an Affiliate for such Plan Year shall be treated as described in such subparagraph.


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     (g)  If any individual is a member of the family of a 5% owner or of a Highly Compensated Employee in the group consisting of the 10 Highly Compensated Employees paid the greatest Compensation during the Plan Year, then: (1) except for purposes of SECTION 4.5, such individual shall not be considered a separate Employee; and (2) any Compensation paid to such individual (and any applicable contribution on behalf of such individual) shall be treated as if it were paid to (or on behalf of) the 5% owner or Highly Compensated Employee. For purposes of this subparagraph (g), the term "family" shall mean, with respect to any Employee, such Employee's spouse and lineal ascendants or descendants and spouses of such lineal ascendants or descendants; provided, however, that for purposes of determining whether the limit on includable Compensation contained in Code section 401(a)(17) (see SECTION 2.12) has been exceeded, the term "family" shall mean, with respect to any Employee, such Employee's spouse and the children of such Employee who have not attained age 19 by the close of the Plan Year.

     (h) For purposes of this Section, the term "Compensation" shall mean Compensation within the meaning of Section 12.1(a)(4), but including salary reduction contributions to a cafeteria plan, a 401(k) plan and a simplified employee pension.

     (i) A former Employee shall be treated as a Highly Compensated Employee if (1) such Employee was a Highly Compensated Employee when such Employee separated from service or (2) such Employee was a Highly Compensated Employee at any time after attaining age 55.

     SECTION 2.34  "Highly Compensated Participant" shall mean:

          (a)  those Highly Compensated Employees who are Participants or

          (b) those Highly Compensated Employees who are Eligible Employees, who have satisfied all conditions for participation under SECTION 3.1, whether or not they actually elect to make any Deposits or Rollover Contributions to the Plan.

     SECTION 2.35 "Hour of Service" shall mean each hour for which an Employee is directly or indirectly paid remuneration or entitled to such payment by an Employer including any hours for which back pay, irrespective of mitigation of damages, is either awarded or agreed to by an Employer.

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     SECTION 2.36  "Investment Manager" shall mean an investment manager as defined in ERISA section 3(38).

     SECTION 2.37 "Lay Off" or Laid Off" shall mean a Participant's involuntary separation from service with an Employer because of a reduction in work forces at a time when there is no further work available with the Employer for which the Participant is qualified.

     Section 2.38 "Leased Employee" shall mean an individual who is not an Employee but who would be a leased employee as defined in Code section 414(n), but for the one year service requirement of Code section
414(n)(2)(B).

     SECTION 2.39 "Matured" in reference to Deposits and Employer Contributions shall mean that the respective amount has been held in the Plan for at least twenty-four months.

     SECTION 2.40 "Nondeferred" in reference to Deposits shall mean that such Deposits are not deferred from current federal income taxation under Code section 401(k).

     SECTION 2.41 "Participant" shall mean any person who has an interest in the Trust Fund.

     SECTION 2.42 "Participating Affiliate" shall mean any Affiliate of the Company which: (a) adopts the Plan with the approval of the Board of Directors; (b) authorizes the Board of Directors and the Employee Benefits Committee to act for it in all matters arising under or with respect to the Plan; and (c) complies with such other terms and conditions relating to the Plan as may be imposed by the Board of Directors.

     SECTION 2.43. "Plan" shall mean this Public Service Electric and Gas Company Thrift and Tax-Deferred Savings Plan, including all amendments hereto which may hereafter be made.

     SECTION 2.44. "Plan Year" shall mean the calendar year.

     SECTION 2.45. "Qualified Domestic Relations Order" or "QDRO" shall mean any judgment, decree or order pursuant to a state domestic relations or community property law which relates to the provision of child support or marital property rights, which creates or recognizes the existence of an alternate payee's right to (or assigns to an alternate payee the right to) receive all or part of a Participant's Account, and which meets the requirements of (a) and (b) below, as interpreted in accordance with Code section 414(p):

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          (a)  such order specifies:

               (1) the name and last known mailing address of the Participant and each alternate payee;
               (2) the amount or the percentage of the Participant's Account to be paid to each alternate payee, or the manner in which such amount or percentage is to be determined;
               (3) the number of payments or the period to which the order applies; and
               (4)  each plan to which such order applies;

          (b)  such order does not require the Plan to:

               (1) provide any type or form of benefit or option not otherwise provided under the Plan;
               (2)  provide increased benefits; or
               (3) pay to an alternate payee amounts required to be paid to another alternate payee under a prior QDRO.

     SECTION 2.46 "Recordkeeper" shall mean the person(s) or entity(ies) designated by the Committee to maintain the records of the Plan and Plan Accounts and to perform such other functions as may be designated by the Committee.

     SECTION 2.47 "Required Beginning Date" shall mean with respect to distributions to any Participant, April 1 of the calendar year following the calendar year in which the Participant attains age 70 1/2; provided, however, that with respect to distributions to any Participant who attained age 70 before July 1, 1987 and who was not a "5% owner" as defined in SECTION 13.1(f)(3), the Required Beginning Date for such Participant shall be April 1 of the calendar year following the calendar year in which (1) the Participant attains age 70 1/2 or (2) the Participant retires, whichever is later.

     SECTION 2.48. "Retirement" shall mean the termination of employment by a Participant other than by reason of his or her death:

          (a) under circumstances entitling the Participant to an immediately payable retirement benefit under any pension plan of an Employer, or
          (b)  at or after age 65.

     SECTION 2.49 "Rollover Contributions" shall mean Employee contributions transferred to the Plan, in accordance with SECTION 4.12, from a trust under another corporate plan, each qualified under Code sections 501(a) and 401(a), respectively.

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     SECTION 2.50  "Supplemental Deposits" shall mean the amount, if any, of Compensation contributed to the Plan through payroll deduction by or on behalf of a Participant which is greater than the maximum permitted Basic Deposit.

     SECTION 2.51 "Thrift Account" shall mean that separate portion of an Account established pursuant to Section 8.1 and which consists of the sum of the following subaccounts of such Participant:

          (a) BASIC DEPOSIT SUBACCOUNT shall mean that portion of a Participant's Thrift Account which evidences the value of Basic Deposits by or on behalf of a Participant under the Plan, including the net worth of the Trust Fund attributable thereto.

          (b) SUPPLEMENTAL DEPOSIT SUBACCOUNT shall mean that portion of a Participant's Thrift Account which evidences the value of Supplemental Deposits and Additional Lump Sum Deposits under the Plan, assets transferred by the Participant from his or her ESOP Account and Rollover Contributions to the Plan by or on behalf of a Participant, including the net worth of the Trust Fund attributable thereto.

          (c) EMPLOYER CONTRIBUTION SUBACCOUNT shall mean that portion of a Participant's Thrift Account which evidences the value of Employer Contributions which have been credited to a Participant's Account under SECTION 5.1 of the Plan (less any forfeitures), including the net worth of the Trust Fund attributable thereto.

     SECTION 2.52 "Trust Agreement" shall mean the agreement between the Company and the Trustee which provides for the management of the Trust Fund and the investment of Deposits, Employer Contributions and Rollover Contributions to the Plan and investment of the assets of ESOP Accounts.

     SECTION 2.53 "Trust Fund" shall mean the aggregate of Basic and Supplemental Deposits made by or on behalf of Participants, Rollover Contributions and Employer Contributions, together with ESOP Accounts, increased by any profits or income thereon, and decreased by any losses thereon and by any payments made therefrom.

     SECTION 2.54 "Trustee" shall mean any individual or individuals or corporation or corporations by whom any assets of the Plan are held under the Trust Agreement.

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     SECTION 2.55  "Year of Service" shall mean the twelve consecutive month period beginning on the first day of the month in which an Employee commences employment with the Company or an Affiliate and each succeeding twelve consecutive month period beginning on the yearly anniversary of such day, during which the Employee completes not less than 1,000 Hours of Service; and the determination of whether an Employee shall have completed not less than 1,000 Hours of Service during any such period shall be made by crediting such Employee with 190 Hours of Service for each calendar month during such period in which the Employee is entitled to be credited with at least one Hour of Service for such month. For the purposes of this Section, there shall be included service with the Company or an Affiliate as an Employee or as a Leased Employee.


                               ARTICLE III

                              PARTICIPATION

     SECTION 3.1 PARTICIPATION. Each Eligible Employee may become a Participant by applying with the Recordkeeper to establish a Thrift Account or when an ESOP Account was established on his or her behalf. An Employee may become a Participant by applying with the Recordkeeper for the Plan to accept a Rollover Contribution on such Employee's behalf.

     By contacting the Recordkeeper and using its automatic voice response system, the Eligible Employee can (a) arrange for the payment of an Additional Lump Sum Deposit to the Plan, (b) authorize his or her Employer to withhold an amount in a specified percentage of his or her Compensation and (c) authorize the Recordkeeper and/or Employer to pay such amount to the Trustee for investment in a Thrift Account under the Plan in accordance with the Eligible Employee's instructions.

     Also by contacting the Recordkeeper and using its automatic voice response system, the Employee can authorize his or her Employer to accept a Rollover Contribution from another qualified corporate plan in accordance with Section 4.12 and to pay such amount to the Trustee for investment under the Plan in accordance with such Employee's instructions.

     Participation in the Plan is entirely voluntary.

     SECTION 3.2 EFFECTIVE DATE OF PARTICIPATION. Participation in the Plan shall be effective for an Eligible Employee and payroll deductions shall commence, as soon as practicable after the Eligible Employee has applied to the Recordkeeper for participation. Participation in the Plan shall be effective for an Employee or an Eligible Employee making a Rollover Contribution to the Plan as soon as practicable after such Rollover Contribution is accepted for transfer in accordance with SECTION
4.12. An Employee making a Rollover Contribution may participate in the Plan whether or not such Employee is an Eligible Employee. Participation of an Employee in the Plan with respect to the ESOP Account became

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effective upon receipt by the Plan of the assets credited to the account of such Employee in the Company's TRASOP and/or PAYSOP pursuant to a merger of such plan or plans with this Plan.

                               ARTICLE IV

                                DEPOSITS

     SECTION 4.1  BASIC DEPOSITS.  An Eligible Employee may elect:

          (a) to make Basic Nondeferred Deposits to the Plan in an amount equal to any of 1%, 2%, 3%, 4%, 5% or 6% of his or her Compensation each pay period; or

          (b) to have Basic Deferred Deposits made to the Plan by an Employer on his or her behalf in an amount equal to any of 1%, 2%, 3%, 4%, 5% or 6% of his or her Compensation each pay period; or

          (c) to make, or have made by an Employer on his or her behalf, any combination of amounts under (a) or (b) above, totaling up to 6% of his or her Compensation each pay period;

subject to the limitations of SECTIONS 4.5 and 5.3. Basic Deposits made by or on behalf of a Participant shall be paid over by the Employer to the Trustee and deposited in the Trust Fund as soon as practicable after deduction and, in any event, within 90 days of deduction. Such Basic Deposits shall be credited as soon as practicable to such Participant's Basic Deposit Subaccount in the Plan.

     SECTION 4.2 SUPPLEMENTAL DEPOSITS. Each Participant who is electing the maximum permitted Basic Deposit to the Plan may also elect:

          (a) to make Supplemental Nondeferred Deposits to the Plan in an amount equal to any integral multiple of 1% of his or her Compensation to a total of 19% of his or her Compensation each pay period; or

          (b) to have Supplemental Deferred Deposits made by an Employer on his or her behalf in an amount equal to any integral multiple of 1% of his or her Compensation up to a total of 19% of his or her Compensation each pay period; or

          (c) to make, or have made by an Employer on his or her behalf, any combination of the amounts specified in (a) or (b) above, totaling up to 19% of his or her Compensation each pay period;

subject to limitations of SECTIONS 4.5 and 5.3. Supplemental Deposits made by or on behalf of a Participant shall be paid over by an Employer to

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the Trustee and deposited in the Trust Fund as soon as practicable after deduction and, in any event, within 90 days of deduction.  Such
Supplemental Deposits shall be credited as soon as practicable to such Participant's Supplemental Deposit Subaccount in the Plan.

     SECTION 4.3 ADDITIONAL LUMP SUM DEPOSITS. Within any Plan Year, each Participant may make one or more Additional Lump Sum Deposits on a Nondeferred basis in the minimum amount of $250.00 and in such total amounts which, when aggregated with such Participant's Basic Deposits and Supplemental Deposits, do not exceed 25% of his or her Compensation for that Plan Year and subject to the limitations of SECTIONS 4.5, 4.12 and
5.3. Additional Lump Sum Deposits made by a Participant shall be paid over by the Recordkeeper to the Trustee and deposited in the Trust Fund as soon as practicable, but no later than 90 days, after receipt. Such Additional Lump Sum Deposits shall be credited as soon as practicable to such Participant's Supplemental Deposit Subaccount in the Plan.

     SECTION 4.4. METHOD OF DEPOSITS. Basic Deposits and Supplemental Deposits by or on behalf of Active Participants shall be made by means of payroll deduction. For convenience of administration, if the percentage of Compensation elected to be contributed to the Plan by an Active Participant is not equal to a whole dollar amount, such amount will be increased to the next whole dollar amount in establishing the deduction to be made from such Active Participant's pay. In addition, if an Active Participant's Compensation is changed, the resulting change in deduction shall be made as soon as practicable after such change in Compensation.

     Additional Lump Sum Deposits shall be paid directly by Participants to the Recordkeeper who shall forward them to the Trustee for investment in the Participant's Thrift Account in accordance with his or her then current investment direction.

     SECTION 4.5 LIMIT ON DEFERRED DEPOSITS. In no event may Deferred Deposits for any Participant attributable to any taxable year of such Participant (presumably the calendar year) exceed the amount permitted by Code section 402(g). Where a Participant elects under SECTION 4.1 to have Deferred Deposits made by an Employer to the Plan which would otherwise exceed the limit of this SECTION 4.5, such excessive Deferred Deposits shall be deemed to be Nondeferred Deposits to the Plan ("Deemed Nondeferred Deposits") rather than Deferred Deposits to the Plan; provided, however, that such Deemed Nondeferred Deposits shall be subject to the limits and rules of SECTIONS 4.1 and 4.2; and provided further, that such Deemed Nondeferred Deposits shall be deemed to be Basic Nondeferred Deposits (and, therefore, matched by Employer Contributions as set forth in Article V) to the extent possible under the limits of SECTIONS 2.7 and 4.1, taking into account other Basic Deferred and Nondeferred Deposits of the Participant.


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     SECTION 4.6.  DISTRIBUTION OF EXCESS DEFERRAL AMOUNTS.

          (a) Notwithstanding any other provision of the Plan to the contrary, an Employer shall distribute any Excess Deferral Amount (as defined below), adjusted according to SECTION 4.6(d), to Participants who claim such allocable Excess Deferral Amounts for a calendar year. Such distribution shall be made no later than the April 15th next following the end of the calendar year for which such claim is made.

          (b) For purposes of this Section 4.6, "Excess Deferral Amount" shall mean the amount of Deferred Deposits for a calendar year that the Participant allocates to this Plan and claims pursuant to the election procedure set forth in SECTION 4.6(c) below.

          (c) A Participant's election to claim an Excess Deferral Amount for a calendar year shall be in writing, shall be submitted to the Committee no later than the March 1st next following the end of such calendar year, shall specify the Excess Deferral Amount and shall state that if such amount is not distributed, such Excess Deferral Amount, when added to amounts deferred under other plans or arrangements described in Code sections 401(k), 408(k) or 403(b), exceeds the limit imposed on the Participant by Code section 402(g) for the taxable year (calendar year) in which the deferral occurred.

          (d)  The amount distributed to a Participant pursuant to this
               Section 4.6 with respect to a calendar year shall be increased or decreased, as applicable, by investment income or losses attributable thereto. If a loss is allocable to the Excess Deferral Amount, the amount distributed shall not be less than the lesser of (1) the Participant's Deferred Deposit Subaccount or (2) the Participant's Deferred Deposits for the Plan Year during which the Excess Deferral Amount occurred.

     SECTION 4.7  CODE SECTION 401(K) LIMITS ON DEFERRED DEPOSITS.

          (a)  LIMITATION.  Deferred Deposits on behalf of Highly
               Compensated Participants for a Plan Year shall not exceed the amount permissible to meet the nondiscrimination test of Code section 401(k).

          (b) DISTRIBUTION OF EXCESS CONTRIBUTIONS. The Committee shall, consistent with regulations under the Code, establish nondiscriminatory rules to meet the requirements of this
               SECTION 4.7.
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     SECTION 4.8  UNMATCHED EMPLOYER CONTRIBUTIONS.  If, as the result of the operation of SECTIONS 4.5, 4.6 and/or 4.7, and before the operation of
SECTION 4.9, the combined Deposits of a Participant are adjusted in such a way that Employer Contributions previously made on behalf of a Participant for a Plan Year are no longer matched by such Participant's Basic Deposits, then the matching Employer Contributions allocated to such Participant's Account for such Plan Year shall be reduced, under nondiscriminatory rules established by the Committee, to the extent necessary to equal the percentage of Employer Contributions (as set forth in Article V) with respect to the Participant's remaining Basic Deposits for such Plan Year. The amount, if any, of previously allocated Employer Contributions in excess of the percentage of Employer Contributions (as set forth in Article V) of the Participant's remaining Basic Deposits shall be forfeited and applied to reduce future Employer Contributions to the Plan.

     SECTION 4.9 CODE SECTION 401(M) LIMITS ON NONDEFERRED DEPOSITS AND EMPLOYER CONTRIBUTIONS.
          (a) LIMITATION. Nondeferred Deposits by, together with Employer Contributions on behalf of, Highly Compensated Participants for a Plan Year shall not exceed the amount permissible to meet the nondiscrimination tests of Code section 401(m).

          (b) DISTRIBUTION OF EXCESS CONTRIBUTIONS The Committee shall, consistent with regulations under the Code, establish nondiscriminatory rules to meet the requirements of this
               SECTION 4.9.

     SECTION 4.10 CHANGING DEPOSIT PERCENTAGES The percentage of Compensation deposited in the Plan by or on behalf of an Active Participant shall continue in effect until such Active Participant shall change the rate of such Deposits. An Active Participant may change the rate of Deposits to a higher or lower percentage of Compensation within the limitations of SECTIONS 4.1, 4.2 and 4.5 by arranging for such change with the Recordkeeper or as otherwise prescribed by the Committee. Any such change shall become effective as soon as practicable after receipt of the notice of change by the Recordkeeper.

     SECTION 4.11  SUSPENSION OF DEPOSITS.
          (a) An Active Participant may suspend all of the Deposits to the Plan made by such Participant or on his or her behalf at any time by arranging for such suspension with the Recordkeeper or as otherwise prescribed by the Committee. Such suspension shall be effective as soon as practicable after receipt of the notice of suspension by the Recordkeeper, and shall continue until such Participant elects to have Deposits resumed by arranging therefor with the Recordkeeper. Payroll deductions under the Plan shall begin again as soon as practicable after such notice is received by the Recordkeeper.
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          (b)  If, after other required and authorized deductions from an
               Active Participant's pay, there is not sufficient money available in any pay period to make the entire authorized payroll deduction for such Participant's Nondeferred Deposits, no payroll deduction shall be made therefor for that pay period.

          (c) In case of any such total suspension of Deposits, pursuant to Section 4.11(a), Employer Contributions on behalf of such Participant shall be automatically suspended for a like period.

     SECTION 4.12 LIMIT ON ADDITIONAL LUMP SUM DEPOSITS. No Additional Lump Sum Deposits may be made by any Participant in any Plan Year in which the aggregate amount of all of such Participant's Deposits under the Plan exceeds 25% of such Participant's Compensation for that Plan Year. Any Additional Lump Sum Deposits inadvertently received in excess of this limitation shall be refunded to the Participant as soon as practicable following determination of such excess.

     SECTION 4.13 ELECTIONS. All elections under this Article IV shall be made at the time, in the manner and subject to the conditions as are specified by the Committee. Elections of Deferred Deposits shall in all cases be irrevocably made prior to the beginning of the payroll period for which such elections shall apply. In any year in which the Committee deems it necessary to do so to meet the requirements of SECTION 4.5, 4.7,
4.9 or 5.3 or the Code and the regulations thereunder, the Committee may reduce, for that Plan Year, the permissible amount of Deposits by or on behalf of any or all Active Participants.

     SECTION 4.14 ROLLOVER CONTRIBUTIONS. Subject to such rules as may be established by the Committee, an Employee may transfer Rollover Contributions to the Plan, to be deposited in his or her Supplemental Deposit Account. The Employee must certify that such amount to be transferred as a Rollover Contribution qualifies for such transfer under the Code and regulations thereunder and must submit such information or evidence, satisfactory to the Committee, that it may require in order to approve such transfer. The Committee may impose such nondiscriminatory requirements on such transfer as it deems necessary or desirable. In addition, Rollover Contributions shall then be subject to all terms and conditions of this Plan and the Trust Agreement and shall be treated in the same manner as Supplemental Deposits, unless the context of the Plan or Trust requires otherwise.

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                               ARTICLE V
                         EMPLOYER CONTRIBUTIONS

     SECTION 5.1 AMOUNT AND PAYMENT OF EMPLOYER CONTRIBUTIONS. Each Employer shall contribute to the Plan on behalf of Participants who are its Employees and who are making or having their Employer make on their behalf Basic Deposits to the Plan an amount equal to 50% of the aggregate of such Basic Deposits, except to the extent that such Basic Deposits are reduced or distributed as provided in SECTIONS 4.5 through 4.9, and except as provided in this Article V and in SECTION 11.3. Employer Contributions shall be allocated as Nondeferred. Employer Contributions with respect to a Plan Year shall be paid to the Trustee not later than the due date (including extensions of time) for filing Enterprise's consolidated Federal income tax return for such year. All Employer Contributions may be made without regard to current or accumulated earnings of the Company or any Participating Affiliate. Notwithstanding the foregoing, the Plan shall be designated a profit sharing plan for purposes of Code sections 401(a), 402, 412 and 417.

     SECTION 5.2.  REDUCTION OF EMPLOYER CONTRIBUTIONS BY FORFEITURES.
The amount of an Employer's Contribution shall be reduced by the amount of the reduction of an unmatched Employer Contribution allocable to a Highly Compensated Participant as provided in SECTIONS 4.7, 4.8 and 4.9, by the amount of any forfeiture as a result of termination of the employment of an Active Participant as provided in SECTION 11.2 or as a result of the Employer's inability to locate a Participant or beneficiary to whom a benefit hereunder is due as provided in SECTION 11.12.

     SECTION 5.3. MAXIMUM ANNUAL ADDITIONS. The maximum Annual Addition, as defined in SECTION 12.1, for any Plan Year to any Participant's Account may not exceed the amount provided for by Code section 415(c). The rules governing the application of this SECTION 5.3 and other limitations imposed by Code section 415 are more fully set forth in Article XII.

     SECTION 5.4.  RETURN OF EMPLOYER CONTRIBUTIONS.
          (a) Notwithstanding any provision of the Plan to the contrary, any Employer Contribution made to the Plan by reason of mistake of fact may be returned to the Employer making such Employer Contribution, provided the return of such Employer Contribution is made within one year from the date the mistaken payment was made and any amount so returned shall be disposed of as the Committee shall direct.

          (b) If the Internal Revenue Service determines that any contribution by an Employer to the Plan is not deductible under Code section 404, such Employer shall have the option, which it may exercise within one year after the date of the disallowance of such deduction, to have such contribution returned to the Employer and any amount so returned shall be disposed of as the Committee shall direct.
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                               ARTICLE VI
                      THRIFT ACCOUNT INVESTMENTS

     SECTION 6.1 INVESTMENT OF DEPOSITS, ROLLOVER CONTRIBUTIONS AND EMPLOYER CONTRIBUTIONS. Deposits, Rollover Contributions and Employer Contributions to the Plan shall be invested by the Trustee under the Trust Agreement in the Funds established pursuant to SECTION 7.1. Upon enrolling in the Plan, each Participant shall specify, in such form as shall be prescribed by the Committee, the percentage (which shall be an integral multiple of 5% - including 0% but not exceeding 100% in the aggregate) of Deposits and/or Rollover Contributions to his or her Thrift Account which shall be invested in each of such Funds. Employer Contributions with respect to Basic Deposits shall be invested by the Trustee for the Account of the Active Participant in the same Funds and in the same percentages as directed by such Participant with respect to the Basic Deposits to his or her Thrift Account.

     SECTION 6.2 CHANGE IN INVESTMENT DIRECTION. Any investment direction given by a Participant under SECTION 6.1 shall continue in effect until changed by the Participant. A Participant may change any such direction by giving notice of such change in the form prescribed by the Committee. Any such change shall become effective as soon as practicable after receipt of the notice of change by the Recordkeeper. A change in investment direction under this SECTION 6.2 shall not automatically cause a transfer of investments under SECTION 6.3.

     SECTION 6.3 TRANSFER OF INVESTMENTS. A Participant may direct that all or any part (in integral multiples of 5%) of his or her interest in any one or more of the Funds be transferred to any one or more of the other Funds, except that no transfer may be made into a Participant's ESOP Account. A Participant may also transfer his or her ESOP Account assets (in 5% integral multiples but not exceeding 100% in the aggregate) into any one or several of the Funds. However, any transfer from a Fund shall be subject to such contractual limitations regarding transfers from such Fund as may exist from time to time under the contracts governing investments held in such Fund. A direction to transfer all or a portion of a Participant's interest in a Fund shall be made by giving notice in the form prescribed by the Committee. Subject to any contractual limitations that may be applicable, any such transfer shall be made as soon as practicable after receipt of the notice of such transfer by the Recordkeeper.

     SECTION 6.4 LOANS. Participants may receive loans from their Thrift Accounts under the provisions of SECTION 11.12. A loan to a Participant shall be considered an investment of such Participant's Thrift Account and the principal amount of the loan shall be treated as a separate investment within the various subaccounts. Repayments of the principal amount of the loan shall reduce such corresponding investments of each such subaccount in the inverse order of such investment and repayments of such principal along with any accrued interest thereon shall be invested in the Funds in

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accordance with the Participant's then current investment direction.  Loan amounts shall be taken from subaccounts in the following order:

          (a)  Deferred Deposits;

          (b)  Unmatured Vested Employer Contributions;

          (c)  Matured Vested Employer Contributions;

          (d)  Rollover Contributions;

          (e)  Unmatured Post-1986 Nondeferred Deposits;

          (f)  Matured Post-1986 Nondeferred Deposits;

          (g)  Pre-1987 Nondeferred Deposits.

Loan proceeds shall not be taken from a Participant's ESOP Account.


                               ARTICLE VII
                          THRIFT ACCOUNT FUNDS

     SECTION 7.1. ESTABLISHMENT OF FUNDS. The following Funds shall be established exclusively for the collective investment of Trust Fund assets attributable to Participant Thrift Accounts, as directed by Participants:

          (a) One or more "Equities Funds", the assets of which shall principally be invested, directly or indirectly, in common stocks of domestic or foreign corporations. To the extent practicable, no Equities Fund shall invest in Enterprise Common Stock.

          (b) One or more "Fixed Income Funds" the assets of which shall principally be invested in (i) a general account and/or separate accounts maintained by an insurance company(ies) and/or a deposit account(s) in a bank(s) pursuant to an agreement(s) between the Trustee and such bank(s) or insurance company(ies) under which each bank or insurance company agrees to pay a fixed rate of interest for a specified period of time. The terms of such agreements and the identity of such banks or insurance companies shall be determined by the Committee from time to time.

          (c) An "Enterprise Common Stock Fund", the assets of which shall principally be invested in Enterprise Common Stock.


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          (d)  An "Equities Index Fund", the assets of which shall
               principally be invested, directly or indirectly, in common stocks substantially comprising the Standard and Poor's 500 Index.

          (e) One or more "Government Obligations Funds", the assets of which shall principally be invested, directly or indirectly, in debt obligations issued or guaranteed by the
               U. S. Government, its agencies or instrumentalities.

          (f) One or more "Balanced Funds", the assets of which shall be principally invested, directly or indirectly, in a combination of the common stocks and fixed-income securities of domestic corporations.

     Notwithstanding the foregoing, any or all of the above Funds may be temporarily maintained in cash, or may be invested directly or indirectly in certain short-term obligations as permitted by the Trust Agreement. Dividends, interest and other income in respect of any Fund shall be reinvested in the same Fund to the extent not used to pay expenses of the Plan. Withdrawals, distributions and forfeitures, except as otherwise specified in the Plan, shall be charged pro rata against the various Funds in which the subaccounts from which such withdrawals, distributions or forfeitures are then invested.

     SECTION 7.2  ENTERPRISE COMMON STOCK FUND.

          (a) Enterprise Common Stock purchased for the Enterprise Common Stock Fund shall be purchased by the Trustee on the open market or directly from Enterprise should Enterprise elect to make such sales.

          (b) If Enterprise shall elect to sell shares of Enterprise Common Stock directly to the Plan, the price to be paid by the Trustee for any such purchases shall be the average of the high and low sales prices of Enterprise Common Stock as reported by the New York Stock Exchange on the date of purchase.

          (c) All voting discretion, including the power to decide whether or not to tender Enterprise Common Stock in connection with a tender offer, with respect to the shares of Enterprise Common Stock held under the Enterprise Common Stock Fund for the Account of a Participant (whether vested or not vested) shall be vested in the Trustee. However, the Trustee shall vote all such shares in accordance with the directions of such Participant. Within a reasonable time before voting rights are to be exercised, the Company or the Trustee shall cause to be sent to each Participant

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               entitled to give voting instructions all information that
               Enterprise has or will distribute to shareholders of Enterprise Common Stock regarding the exercise of such voting rights. Shares with respect to which no voting instructions are received shall not be voted by the Trustee.

          (d) If, during the course of the Plan, Enterprise should grant to the holders of Enterprise Common Stock rights to subscribe to an issue or issues of securities of Enterprise, any such rights attaching to the shares of Enterprise Common Stock held by the Trustee under the Enterprise Common Stock Fund shall be sold by the Trustee and the net proceeds applied by the Trustee to the purchase of Enterprise Common Stock on the open market for such Fund. Stock dividends on shares held by the Enterprise Common Stock Fund, and stock issued upon any split of such shares, shall be credited to such Enterprise Common Stock Fund.

                              ARTICLE VIII

                           THRIFT ACCOUNTS

     SECTION 8.1 ESTABLISHMENT OF THRIFT ACCOUNTS. The Committee shall maintain or cause to be maintained a Thrift Account for each Participant which shall consist of the following subaccounts: Basic Deposit Subaccount, Supplemental Deposit Subaccount and Employer Contribution Subaccount, the assets of which shall be invested pursuant to the direction of the Participant as provided in Article VI. The assets of each such subaccount of the Thrift Account shall be identified as to Nondeferred or Deferred.

     SECTION 8.2  MEASURE OF THRIFT ACCOUNTS.

          (a) The interests of Participants in the Funds shall be measured by participating units in the particular Fund, the number and value of which shall be determined as of each business day as provided in the next paragraph. Each participating unit shall have an equal beneficial interest in the Fund, and none shall have priority or preference over any other.

          (b) As soon as practicable at the end of each business day, the Trustee shall determine the value of each such Fund as of such business day in the manner prescribed in SECTION 8.3. The value so determined shall be divided by the total number of participating units allocated to the Accounts of Participants participating in such Fund in accordance with

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               subsection (a) as of the prior business day.  The resulting quotient shall be the value of a participating unit as of such business day and participating units shall be allocated, as such value, to and from the Fund subaccounts of Participants for all transactions by them or on their behalf with respect to the current business day. The value of all participating units allocated to Participants' Fund subaccounts shall be redetermined in a similar manner each succeeding business day and participating units shall be allocated to and from the Accounts of Participants participating in such Fund at such value for all transactions with respect to such business day. Fractional units shall be calculated to such number of decimal places as shall be determined by the Committee from time to time.
          (c) If a Participant shall direct pursuant to SECTION 6.3 that his or her interest in a Fund or any part thereof shall be transferred to another Fund or Funds, or if such Participant's interest in a Fund or any part thereof is distributed, withdrawn, borrowed or forfeited under Articles IV or XI, the number of participating units representing such interest or portion thereof as of the applicable business day shall be cancelled for purposes of any subsequent determination of the number of and value of the participating units in such Fund.

     SECTION 8.3 VALUATION OF FUNDS. The value of a Fund as of any business day shall be the market value of all assets (including any uninvested cash) held by the Fund as determined by the Trustee, reduced by the amount of any accrued liabilities of the Fund on such business day and by Deposits, Rollover Contributions and Employer Contributions with respect to such business day. The Trustee's determination of market value shall be binding and conclusive upon all parties.

     SECTION 8.4 VALUATION OF THRIFT ACCOUNTS. The value of a Participant's subaccount for any Fund as of any business day shall be the value of the participating units allocated to the Participant's subaccount for such Fund as of such business day. The value of a Participant's Account as of any business day shall be the aggregate of the values of such subaccounts, determined as provided in the preceding Sections of this
Article VIII.

     SECTION 8.5 SEPARATE ACCOUNTING. The amounts of Deferred Deposits in a Participant's Thrift Account shall at all times be separately accounted for from other amounts in such Thrift Account, by allocating investment gains and losses on Deferred Deposit amounts on a reasonable pro rata basis and by adjusting the Deferred and other portions of the subaccounts of a Participant's Thrift Account for withdrawals, distributions, borrowings and contributions. Gains, losses, withdrawals, distributions, borrowings, forfeitures and other credits or charges shall be separately allocated between such Deferred Deposit amounts and other portions of the subaccounts on a reasonable and consistent basis.
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                               ARTICLE IX
                              ESOP ACCOUNTS

     SECTION 9.1 MAINTENANCE OF SEPARATE ACCOUNTS. Each ESOP Account shall be maintained on the basis of shares of Enterprise Common Stock allocated to such ESOP Account, with each ESOP Account being credited with the number of full and fractional shares of Enterprise Common Stock so allocated.

     SECTION 9.2 ALLOCATION OF DISTRIBUTIONS. Any distributions received by the Plan with respect to Enterprise Common Stock allocated to a Participant's ESOP Account shall be allocated to such ESOP Account.

     SECTION 9.3  WITHDRAWALS OR TRANSFERS DURING EMPLOYMENT.

          (a) Notwithstanding any provision in the Plan to the contrary, a Participant may withdraw in accordance with Section 11.3 or transfer in accordance with SECTION 6.3, the shares of Enterprise Common Stock allocated to Participant's ESOP Account or the cash value thereof.

          (b) With respect to an election of a Participant to withdraw Enterprise Common Stock from Participant's ESOP Account, the shares of Enterprise Common Stock, or the cash value at the election of the Participant, shall be distributed in accordance with Article XI, provided that such Participant elects to withdraw all full and fractional shares of Enterprise Common Stock allocated to such ESOP Account or the cash value thereof. Such distribution shall be made as soon as practicable after receipt by the Recordkeeper of the Participant's election to withdraw.

          (c) With respect to an election of a Participant to transfer the cash value of all full and fractional shares of Enterprise Common Stock from the Participant's ESOP Account to the Participant's Thrift Account, such transfer shall be made as soon as practicable after receipt by the Recordkeeper of the Participant's election to transfer, shall be deposited in the Participant's Thrift Account, shall be invested in one or more (in multiples of 5% up to an aggregate of 100%) of the Thrift Account Funds as such Participant shall designate in writing and thereafter shall be deemed a Rollover Contribution and treated accordingly. The cash value of each share of Enterprise Common Stock so transferred shall be equal to the price of a share of Enterprise Common Stock actually received by the Trustee.


          (d)  A Participant may not borrow from his or her ESOP Account.


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     SECTION 9.4  DIVIDENDS AND OTHER INCOME.  Unless otherwise directed as hereinafter provided, dividends paid in cash with respect to Enterprise Common Stock allocated to a Participant's ESOP Account shall be distributed to the Participant as soon thereafter as practicable and, in any event, not later than 90 days after the close of the Plan Year in which paid. Enterprise Common Stock delivered to the Trustee pursuant to a stock dividend, stock split or reorganization, shall be allocated to the ESOP Account of Participants in that proportion which the shares of each Participant's ESOP Account bears to the total shares of all Participants' ESOP Accounts.

     SECTION 9.5  VOTING OF ESOP ACCOUNT COMMON STOCK.  As provided in
SECTION 7.2 with respect to the Enterprise Common Stock Fund, all voting discretion with respect to stock held in a Participant's ESOP Account, including the power to decide whether or not to tender Enterprise Common Stock in connection with a tender offer, shall be vested in the Trustee. Each Participant shall be entitled to direct the Trustee as to the manner in which voting rights attributable to Enterprise Common Stock (including fractional shares or fractional rights to shares) allocated to such Participant's ESOP Account are to be exercised. Within a reasonable time before voting rights are to be exercised, the Trustee or the Company shall cause to be sent to each Participant entitled to give voting instructions all information that Enterprise has or will distribute to shareholders of Enterprise Common Stock regarding the exercise of such voting rights.
Such voting rights shall be exercised by the Trustee but only to the extent directed by a Participant. Shares with respect to which no voting instructions are received shall not be voted by the Trustee.

                                ARTICLE X
                                 VESTING

     SECTION 10.1  VESTING OF EMPLOYER CONTRIBUTIONS.

          (a) Upon completion of five Years of Service, a Participant shall have a 100% vested interest in his or her Thrift Account attributable to Employer Contributions made on behalf of such Participant during any Plan Year. In addition, if a Participant is eligible for Retirement, suffers a Disability, is Laid Off or dies, such Participant shall have a 100% vested interest in his or her Thrift Account attributable to Employer Contributions for all Plan Years.

          (b) For purposes of determining Years of Service, a Participant shall not be considered to have interrupted his or her continuous service as a result of a leave of absence or as a result of a termination of employment; provided, however, that the periods of absence from employment for these reasons shall not be counted toward Years of Service for vesting purposes.
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     SECTION 10.2  VESTING OF DEPOSITS, ROLLOVER CONTRIBUTIONS AND THE
ESOP ACCOUNT. A Participant's interest in his or her Thrift Account attributable to Deposits and Rollover Contributions for all Plan Years and in his or her ESOP Account shall be 100% vested at all times.

                              ARTICLE XI
                 ACCOUNT DISTRIBUTIONS AND WITHDRAWALS

     SECTION 11.1 DISTRIBUTION UPON RETIREMENT, DISABILITY, LAY OFF OR DEATH. If a Participant

          (a) terminates employment on account of Retirement or Disability;

          (b)  is Laid Off; or

          (c) dies, then, in that event, the Participant's Thrift Account, determined as of the business day coinciding with or next following the date of the last Deposit made by or which would have been made on behalf of such Participant, together with the Participant's ESOP Account, shall:

          (1) if the value of such Account as so determined is $3,500 or less, be distributed, subject to the provisions of SECTION 11.9(c), as soon as practicable to the Participant, or in the case of death of the Participant, to the Participant's beneficiary as determined in accordance with Article XIV or, if none, to the Participant's estate; or

          (2) if the value of such Account as so determined shall exceed $3,500, be distributed upon the earliest of the Participant's attainment of age 65, the death of such Participant or the receipt by the Recordkeeper of an application for distribution in a form prescribed by the Committee. Provided, however, that a Participant may, by application to the Recordkeeper made prior to the date the Participant attains age 65, defer distribution to any date up to such Participant's Required Beginning Date.

     SECTION 11.2  DISTRIBUTION UPON OTHER TERMINATION OF EMPLOYMENT.
Upon Termination of a Participant's employment with an Employer or for reasons other than Retirement, Disability, Lay Off or death, the vested portion of the Participant's Account, determined as of the business day coinciding with or next following the date of the last Deposit made by or which would have been made on behalf of such Participant, or, if none, the business day coinciding with or next following the date of termination, shall:

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          (a)  if the value of such Account as so determined is $3,500 or less, be distributed, subject to the provisions of SECTION 11.9(c), as soon as practicable to the Participant, or, in the case of death of the Participant after termination of employment but prior to such distribution, to the Participant's beneficiary, or, if none, to the Participant's estate; or

          (b) if the value of such Account as so determined shall exceed $3,500, be distributed upon the earliest of the Participant's attainment of age 65, the death of the Participant or the receipt by the Recordkeeper of an application for distribution in a form prescribed by the Committee. Provided, however, that a Participant may, by application to the Recordkeeper made prior to the date the Participant attains age 65, defer distribution to any date up to such Participant's Required Beginning Date.

     The nonvested portion of the Participant's Account, determined as of the date of termination, shall be forfeited and shall be applied thereafter to reduce a subsequent contribution or contributions of the Employer as provided in SECTION 5.2. If such former Participant is rehired by an Employer on or before the end of and is employed by an Employer at the end of the fifth Plan Year after the Plan Year in which such termination occurred, then such nonvested portion of the Participant's Account shall be reinstated by the Employer and the Participant's right thereto shall be determined as if the Participant had not terminated employment, provided that the Participant repays to the Plan the amount of any distribution paid to him or her on account of the termination of employment.

     Any Participant who receives a distribution under this SECTION 11.2 shall be prohibited from participating in the Plan for the period of three months following such distribution.

     SECTION 11.3 WITHDRAWAL OF NONDEFERRED DEPOSITS AND EMPLOYER CONTRIBUTIONS DURING EMPLOYMENT.

          (a) A Participant may, by application to the Recordkeeper in the form prescribed by the Committee, request to withdraw from the Plan any or all of his or her Nondeferred Deposits and earnings thereon and Vested Employer Contributions as well as earnings thereon; provided, however, that the amount withdrawn shall be at least $200, unless such withdrawal is of 100% of the value of such Participant's Thrift Account. A Participant who makes such a withdrawal may not make a further withdrawal from his or her Thrift Account for a period of at least six months, except as provided in SECTION 11.5.

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          (b)  If a withdrawal includes Deposits that are not Matured, in addition to the prohibition on future withdrawals contained in (a) above, Employer Contributions with respect to such Participant shall be suspended for a period of three months.

          (c) Withdrawals shall be taken from a Participant's Thrift Plan subaccounts in the following order:

               (1)  Pre-1987 Nondeferred Deposits;
               (2) Matured Post-1986 Nondeferred Deposits and earnings thereon;
               (3)  Earnings on pre-1987 Nondeferred Deposits;
               (4) Matured Vested Employer Contributions and earnings thereon;
               (5) Unmatured Post-1986 Nondeferred Deposits and earnings thereon;
               (6) Unmatured Vested Employer Contributions and earnings thereon.

          (d)  Any withdrawal made by a Participant pursuant to this
               SECTION 11.3 shall be made from all Funds in which the Nondeferred Deposits and Employer Contributions by or on behalf of such Participant are invested and shall be charged pro rata against such subaccounts in the Participant's Thrift Account.

          (e) The amount of any withdrawal made by a Participant pursuant to this SECTION 11.3 shall be determined as of the close of the business day on which the notice of withdrawal is received by the Recordkeeper.

     SECTION 11.4 WITHDRAWALS OF DEFERRED DEPOSITS DURING EMPLOYMENT AFTER AGE 59 1/2. A Participant over the age 59 1/2 may withdraw all or a portion of the value of his or her Thrift Account attributable to the Deferred Deposits. The value of such Deferred Deposits for the purpose of such withdrawal shall be determined as of the close of the business day in which the notice of withdrawal is received by the Recordkeeper. The minimum withdrawal permitted shall be $200, unless such withdrawal is 100% of the current value of the Deferred portion of a Participant's Thrift Account. A Participant who makes such a withdrawal may not make any further withdrawal from his or her Thrift Account for a period of at least six months, except as provided in SECTION 11.5.

     SECTION 11.5  HARDSHIP WITHDRAWALS.
          (a) Upon the application of any Participant, or his or her legal representative, the Committee, in accordance with a uniform nondiscriminatory policy, shall permit such Participant to withdraw such portion of the value of his or her vested Thrift Account as deemed to be necessary for the purpose of:
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
               (1) Expenses for medical care described in Code section 213(d) previously incurred by the Participant, the Participant's spouse, or any dependents (as defined in Code section 152) of the Participant or necessary for these persons to obtain medical care described in Code section 213(d);

               (2) Costs directly related to the purchase (excluding mortgage payments) of a principal residence of the Participant;

               (3) Payment of tuition and related educational fees for the next 12 months of post-secondary education for the Participant, the Participant's spouse, children, or any dependents (as defined in Code section 152) of the Participant; or

               (4) Payments necessary to prevent the eviction of the Participant from his principal residence or foreclosure on the mortgage of the Participant's principal residence.

          (b) A Participant or legal representative making application under this SECTION 11.5 shall have the burden of presenting to the Committee satisfactory proof of such need. The Committee shall not permit withdrawal under this Section without first receiving such proof as it shall deem necessary to demonstrate such hardship.

          (c) The amount which may be withdrawn shall be withdrawn, as necessary, in the following order:

               (1) Nondeferred Deposits together with vested Employer Contributions, in the order prescribed by SECTION 11.3, but without regard to the limitations on withdrawals of SECTION 11.3;

               (2)  Deferred Supplemental Deposits; and

               (3)  Deferred Basic Deposits.

          (d) A withdrawal will be deemed to be necessary to satisfy an immediate and heavy financial need of a Participant if all of the following requirements are satisfied:

               (1) The withdrawal is not in excess of the amount of the immediate and heavy financial need of the Participant,


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               (2)  The Participant has obtained all distributions, other than hardship withdrawals, and all nontaxable loans currently available under all plans maintained by his or her Employer,

               (3) The Participant is prohibited under the terms of the Plan or an otherwise legally enforceable agreement from making elective contributions and employee contributions to the Plan and all other plans maintained by the Company or an Affiliate for at least 12 months after receipt of the hardship withdrawal, and

               (4) The Plan and all other plans maintained by the Employer, provide that the Participant may not make elective contributions for the Participant's taxable year immediately following the taxable year of the hardship withdrawal in excess of the applicable limit under Code section 402(g) for such next taxable year less the amount of such Participant's elective contributions for the taxable year of the hardship withdrawal. A Participant shall not fail to be treated as an eligible Participant for purposes of paragraph (b) of this Section merely because he is suspended in accordance with this provision.

          (e)  If a Participant shall make a withdrawal pursuant to this
               SECTION 11.5, then

               (1) the Participant shall not be permitted to make Deposits (including Additional Lump Sum Deposits) to the Plan during the one year period beginning on the date of receipt of such withdrawal; and

               (2) a Participant's Deferred Deposits for the Participant's taxable year next following the taxable year of the hardship withdrawal may not exceed the limit established under Code section 402(g) less the amount of Deferred Deposits made by the Participant in the year of such withdrawal.

          (f) Amounts available for hardship withdrawals with respect to Deferred Deposits will be limited to the amount of a Participant's Deferred Deposits, plus earnings allocable thereto which were credited to Participant's Accounts as of December 31, 1988, less the amount of any previous hardship withdrawals.


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          (g)  A hardship withdrawal from the Thrift Account shall not be permitted unless and until a Participant has withdrawn, pursuant to SECTION 9.3, all Enterprise Common Stock from his or her ESOP Account.

          (h) The hardship withdrawal shall be paid to the Participant in the amount approved as soon as practicable after his or her application is approved by the Committee.

     SECTION 11.6. SUSPENSION OF PARTICIPATION. If a Participant shall cease to be an Eligible Employee, Deposits and Employer Contributions to his or her Thrift Account shall be suspended and no Additional Lump Sum Deposits shall be permitted to be made during the period of ineligibility. Distribution of such Participant's Account shall be deferred until such Participant's termination of employment with an Employer, whereupon the Participant's Thrift Account shall be distributed in accordance with the applicable provisions of this Article XI. Such Participant shall continue to be deemed a Participant for all purposes other than for Articles IV and V during such period of ineligibility.

     SECTION 11.7 TRANSFER OF EMPLOYMENT. If a Participant shall be transferred to the employ of an Affiliate which is not an Employer, distribution of such Participant's Account shall be deferred until the Participant is no longer in the employ of the Employer or any Affiliate, whereupon the Participant's Account shall be distributed in accordance with the applicable provisions of this Article XI. Such transferred Participant shall continue to be deemed a Participant for all purposes other than for Articles IV and V during such period of deferral of distribution.

     SECTION 11.8  FORM OF DISTRIBUTIONS.

          (a) All distributions from the Plan shall be made in money by check, except that in the case of a lump sum distribution only, other than a hardship withdrawal in accordance with
               SECTION 11.5, a Participant may, by notice to the Recordkeeper in the form prescribed by the Committee, elect to have any whole shares of Enterprise Common Stock held for such Participant's Enterprise Common Stock Fund subaccount and/or ESOP Account distributed in shares of Enterprise Common Stock. The value of any fractional shares shall be paid in money by check. Such an election may be made at any time prior to the distribution under
               SECTION 11.1 and 11.2 or prior to receipt by the Recordkeeper of the notice of withdrawal in the case of a distribution under SECTION 11.3. If no such election is made, the entire value of the amount of the Participant's Account being distributed shall be distributed in money by check.

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
          (b) All distributions from the Plan shall be made in one lump sum, except that in the case of a distribution from a Participant's Account on account of a Participant's Retirement, such Participant may elect to have his or her Account, including the ESOP Account, which is to be transferred into one of the Thrift Account Funds, distributed in annual or quarterly payments in money by check by the Trustee in amounts as nearly equal as possible for a specified number of years up to ten years. Each payment shall be an amount equal to the Participant's Thrift Account as of the applicable date divided by the number of payments remaining. No installment election shall be available to a Participant unless, based on the business day coinciding with or next following his or her election to receive distribution in installments, such Participant would be entitled to receive a first annual payment of not less than $1,000 or a first quarterly payment of not less than $250. If a Participant shall die prior to complete distribution of his or her Thrift Account pursuant to this subparagraph (b), the value of the Participant's Thrift Account shall be distributed as soon as practicable in a lump sum to the Participant's beneficiary, or, if none, to the Participant's estate. The amount so distributed after a Participant's death shall be the remaining value of Participant's Thrift Account determined as of the business day coinciding with or next following the date of the Participant's death.

          (c) If no election is made under subparagraph (b) above, and the value of a Participant's Thrift Account, when aggregated with the value of any ESOP Account of the Participant, determined in accordance with Article IX, exceeds $3,500, a distribution will be made in one lump sum at the time provided for in SECTION 11.1, except as otherwise provided in SECTION 11.5.

          (d) Anything to the contrary notwithstanding, any Thrift Account distribution to be made to a Participant under subparagraph (b) above shall be made in such a manner that the present value of the payments to be made to the Participant during his or her life expectancy are calculated to be more than 50% of the present value of the total payments to be made to the Participant and any beneficiaries.


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
     SECTION 11.9  TIME OF DISTRIBUTIONS.

          (a) All distributions from the Plan shall commence as soon as practicable, and in any event no later than 60 days after the close of the Plan Year in which the Participant terminates employment, or, if applicable, requests distribution under SECTION 11.1 and 11.2, or 60 days after the close of the Plan Year in which the Participant elects to withdraw funds from the Plan in the case of distributions under SECTIONS 9.3, 9.4, 11.3, and 11.4.

          (b) In the case of a distribution over a period of years under subparagraph (b) of SECTION 11.8, the initial payment shall be made at a time determined in accordance with subparagraph (a) of this SECTION 11.9. In the case of annual distributions, the remaining annual payments shall be made in successive calendar years on such date each year as shall be determined by the Committee, subject to the provisions of subparagraph (b) of SECTION 11.8 in the case of the Participant's death. In the case of quarterly distributions, the remaining payments shall be made each successive three month period on such day during the period as may be established by the Committee, subject to the provisions of subparagraph (b) of SECTION 11.8 in the case of the Participant's death.

          (c) In the case of a distribution on account of a Participant's Retirement, subject to the provisions of subsection 11.10, the Participant may elect to have his or her Account distributed as a lump sum during (1) the Plan Year next following the Plan Year of his or her Retirement or (2) the next succeeding Plan Year thereafter or (3) if the Account value exceeds $3,500, at any time up to the Participant's Required Beginning Date. If no such election is made, distribution shall commence in accordance with SECTION 11.1 and subparagraph (a) above.

     SECTION 11.10  LIMITATION ON POST AGE 70 1/2 DISTRIBUTIONS.

Notwithstanding the provisions of SECTIONS 11.8 and 11.9:

          (a)  the entire interest of a Participant must:

               (1) be distributed not later than the Participant's Required Beginning Date, or,

               (2) commence no later than such Required Beginning Date and be payable in accordance with regulations under the Code over a period not extending beyond the life expectancy of such Participant.

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
          (b) If a Participant dies before his or her entire interest has been distributed, then such entire interest (or the remaining part of such interest if distribution thereof has commenced) shall be distributed within five years after the Participant's death, and, if distribution has commenced prior to death, shall be distributed at least as rapidly as the method of distribution being used as of the date of such Participant's death.

          (c)  The amount of the distribution required by this SECTION
               11.10 is to be determined by Treasury Regulations SECTION 1.72-9, Table V using the attained age of the Participant as provided in regulations without recalculation of the life expectancy. Distribution will be made in accordance with the regulations under Code section 401(a)(9), including the minimum distribution incidental death benefit requirement of section 1.401(a)(9)-2, and such regulations shall override any inconsistent Plan provisions.

     SECTION 11.11 DISTRIBUTION IN THE CASE OF CERTAIN DISABILITIES. In the event that the Committee shall find that any person entitled to a distribution under the Plan is unable to care for his or her affairs because of illness or accident or because the person is a minor or has died, the Committee may direct that any distribution due such person, unless claim shall have been made therefor by a duly appointed legal representative, be paid or applied to or for the benefit of such person, or his or her spouse, any child of such person (including an adopted child), any parent or other blood relative of such person, or a person with whom the person resides, or any of them, and any such payment or application so made shall be a complete discharge of the liabilities of the Plan therefor.

     SECTION 11.12  LOANS.

          (a) The Committee shall have complete authority to establish and administer a loan program to provide loans to Participants. The loan program shall be contained in a separate written document which shall constitute part of the Plan, and shall include the following:

               (1)  A procedure for applying for loans;

               (2)  The basis on which loans will be approved or denied;


               (3) Limitations (if any) on the types and amounts of loans offered;

               (4) The procedure under the loan program for determining a reasonable rate of interest;

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               (5)  The types of collateral which may secure a loan; and

               (6) The events constituting default and the steps that will be taken to preserve plan assets in the event of such default.

          The rules and applicable limitations established by the loan program shall be such as to prevent any loan from constituting a prohibited transaction under Code section 4975 and ERISA section 406, or a Plan distribution under Code section 72(p).

          (b) The Trustee shall, subject to the approval of the Director and compliance with the written loan program and the provisions of the Code, lend a Participant, who is employed by an Employer, an amount up to 50% of the vested portion of his or her Account, including the ESOP Account, but not more than $50,000 in the aggregate as of the date on which the loan is approved reduced by the highest outstanding loan balance during the preceding twelve months. However, no amount may be loaned directly from any ESOP Account.
               The Director shall review each application for a loan in a nondiscriminatory manner and in accordance with such rules as may be prescribed by the Committee. Loans, if approved, shall be made as soon thereafter as practicable.

          (c) In addition to such rules and regulations as the Committee may adopt, all loans shall comply with the following terms and conditions:

               (1) An application for a loan by an eligible Participant shall be made by making application therefor to the Recordkeeper in the form prescribed by the Committee.

               (2) An eligible Participant may not apply for more than one loan in any calendar year nor for a loan with an initial principal amount of less than $1,000 and, in any event, may not have more than two (2) loans outstanding at any one time.

               (3) All loans, including interest thereon, shall be repaid by payroll deduction in equal monthly installments over a period of 12, 24, 36, 48 or 60 months as selected by the Participant. Nothing herein, however, shall prohibit a Participant from prepaying such loan in whole or in part in a lump sum in accordance with such rules as may be established from time to time by the Committee.


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               (4)  Each loan shall be secured by an assignment of the
                    Participant's entire right, title and interest in and to the Trust Fund to the extent of the loan and accrued interest thereon and shall be evidenced by the Participant's promissory note for the amount of the loan, including interest, payable to the order of the Trustee.

               (5) Each loan shall bear interest at a reasonable rate (which rate may be a variable rate) to be established from time to time by the Committee, not in violation of any applicable usury laws. In determining the interest rate, the Committee shall take into consideration interest rates being charged by other lenders at the time of such determination.

          (d) No distribution shall be made to any Participant or beneficiary thereof unless and until all unpaid loans, including interest thereon, have been repaid.

     SECTION 11.13 INABILITY TO LOCATE PAYEE. Any benefit payable to a Participant or beneficiary shall be forfeited if the Employer, after reasonable effort, is unable to locate such Participant or beneficiary to whom payment is due. The amount of any such forfeited benefit shall be applied to reduce the amount of Employer Contribution required under the Plan as provided in SECTION 5.3. However, any such forfeited benefit shall be reinstated and become payable if a claim therefor is made by such Participant or beneficiary.

     SECTION 11.14  FEDERAL INCOME TAX WITHHOLDING ON DISTRIBUTIONS AND
WITHDRAWALS.   Distributions and withdrawals under this Plan shall be
subject to Federal income tax withholding as prescribed by Code section 3405 and the regulations thereunder.

                              ARTICLE XII
        LIMITS ON BENEFITS AND CONTRIBUTIONS UNDER QUALIFIED PLANS

     SECTION 12.1. DEFINITIONS. For purposes of this Article XII, the following definitions and rules of interpretation shall apply:

          (a) "Annual Additions" to a participant's account under a defined benefit plan or a defined contribution plan is the sum, credited to a participant's account for any Limitation Year, of:

               (1)  Company contributions,

               (2)  Forfeitures, if any,

               (3)  Employee contributions and

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               (4)  Amounts, if any, attributable to medical benefits
                    allocated to an account established under Code section 419 A (d)(2) on behalf of such Participant.

          (b)  "Annual Benefit"

               (1) A benefit which is payable annually in the form of a straight life annuity under a defined benefit plan. Such benefit does not include any benefits attributable to either employee contributions or rollover contributions. If the defined benefit plan provides for a benefit which is not payable in the form of a straight life annuity, the benefit is adjusted in accordance with SECTION 12.1(b)(5) below.

               (2) Where a defined benefit plan provides for mandatory employee contributions (as defined in Code section 411(c)(2)(C)), the Annual Benefit attributable to such contributions is not taken into account. The Annual Benefit attributable to mandatory contributions is determined by using the factors described in Code section 411(c)(2)(B) and the regulations thereunder. However, mandatory employee contributions and any voluntary employee contributions are all considered a separate defined contribution plan maintained by the Company.

               (3) If rollover contributions are made to a defined benefit plan, the Annual Benefit attributable to these contributions is determined on the basis of reasonable actuarial assumptions.

               (4) When there is a transfer of assets or liabilities from one qualified defined benefit plan to another, the Annual Benefit attributable to the assets transferred shall not be taken into account by the transferee plan in applying the limitations of Code section 415. The Annual Benefit payable on account of the transfer for any individual that is attributable to the assets transferred will be equal to the Annual Benefit transferred on behalf of such individual multiplied by a fraction, the numerator of which is the total assets transferred and the denominator of which is the total liabilities transferred.


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               (5)  If a defined benefit plan provides a retirement
                    benefit in any form other than a straight life annuity, the plan benefit is adjusted to a straight life annuity beginning at the same age which is the actuarial equivalent of such benefit in accordance with the rules determined by the Commissioner. However, the following values are not taken into account:

                    (i) The value of a qualified joint and survivor annuity (as defined in Code section 417 and the regulations thereunder) provided by the plan to the extent that such value exceeds the sum of

                         (A)  the value of a straight life annuity
                              beginning on the same date and

                         (B)  the value of any post-retirement death
                              benefits which would be payable even if the annuity was not in the form of a joint and survivor annuity.

                    (ii) The value of benefits that are not directly
                         related to retirement benefits (such as pre-retirement disability and death benefits and post-retirement medical benefits).

                   (iii) The value of benefits provided by the plan which
                         reflect post-retirement cost of living increases to the extent that such increases are in accordance with Code section 415(d) and the regulations thereunder.

               (6) Where a defined benefit plan provides a retirement benefit beginning before a participant has attained the Social Security Retirement Age, the plan benefit shall, in accordance with rules determined by the Commissioner, be adjusted to the actuarial equivalent of a benefit commencing at the Social Security Retirement Age. This adjustment is only for purposes of applying the dollar limitation described in Code section 415(b)(1)(A) and Section 12.1(f)(1) to the Annual Benefit of the participant.

               (7) Where a participant has less than 10 Years of Service with the Company at the time the Participant begins to receive retirement benefits under the defined benefit plan, the benefit limitations described in Code sections 415(b)(1)(B) and 415(b)(4) and Section 12.1(f)(2) are to be reduced by multiplying the otherwise applicable limitation by a fraction:
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                    (i)  the numerator which is the Years of Service (and
                         fractions thereof) with the Company as of, and including the current Limitation Year, and

                    (ii) the denominator of which is 10.

                    The preceding sentence shall also apply for purposes of reducing the benefit limitation described in Code section 415(b)(1)(A) and SECTION 12.1(f)(1), by substituting years of participation for Years of Service wherever it appears in such sentence.

                   (iii) If the retirement benefit under a defined
                         benefit plan begins after the Participant has attained the Social Security Retirement Age, the determination as to whether the Maximum Permissible Defined Benefit Amount limitation has been satisfied shall be made in accordance with regulations prescribed by the Commissioner by adjusting such benefit so that it is actuarially equivalent to such a benefit beginning at the Social Security Retirement Age. This adjustment is only for purposes of applying the limitation described in Code section 415(b)(1)(A) and SECTION 12.1(f)(1) to the
                         Annual Benefit of the participant.

               (8) The Annual Benefit to which a participant is entitled at any time under all defined benefit plans maintained by the Company shall not, during the Limitation Year, exceed the Maximum Permissible Defined Benefit Amount.

               (9) In determining the actuarial equivalency for purposes of SECTIONS 12.1(b)(5), 12.1(b)(6) and 12.1(b)(8)
                    above, the interest rate shall be 5%.

          (c)  "Company" shall mean the Company, as described in SECTION
               2.11 and any Affiliate as defined in SECTION 2.4.

          (d)  "Compensation" with respect to a Limitation Year -

               (1) includes amounts paid to a Participant (regardless of whether he or she was such during the entire
                    Limitation Year);


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                    (i)  as wages, salaries, fees for professional
                         services and other amounts received (without regard to whether or not an amount is paid in cash) for personal services actually rendered in the course of employment with any Company including but not limited to commissions, compensation for services on the basis of a percentage of profits, fringe benefits, reimbursements and other expense allowances under nonaccountable plans (as described in Treasury Regulation 1.b2-2(c)) and bonuses;

                    (ii) for purposes of (A) above, earned income from
                         sources from outside the United States (as defined in Code section 911(b)), whether or not excludable from gross income under Code section 911 or deductible under Code sections 931 and 933;

                  (iii) amounts described in Code sections 104(a)(3), 105(a) and 105(h) but only to the extent that these amounts are includable in the gross income of the Participant;

                    (iv) in the case of an employee within the meaning of
                         Code section 401(c)(1) and the regulations thereunder, the Participant's earned income (as described in Code section 401(c)(2) and the regulations thereunder);

                    (iv) amounts paid or reimbursed by the Company for
                         moving expenses incurred by the Participant, but only to the extent that these amounts are not deductible by the Participant under Code section 217.

                    (v) The value of a nonqualified stock option granted to a Participant by a Company, but only to the extent that the value of the option is includable in the gross income of the Participant for the taxable year in which granted.

                    (vi) The amount includable in the gross income of a
                         Participant upon making the election described in Code section 83(b).


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               (2)  Compensation does not include -

                    (i)  notwithstanding subsection (1)(A) of this
                         SECTION 12.1(d), there shall be excluded from Compensation amounts contributed to a plan qualified under section 401(k) of the Code as salary reduction contributions (and not recharacterized as employee contributions thereunder);

                    (ii) other contributions made by the Company to a
                         plan of deferred compensation to the extent that, before the application of the Code section 415 limitations to the plan, the contributions are not includable in the gross income of the Participant for the taxable year in which contributed. In addition, Company contributions made on behalf of a Participant to a simplified Participant pension described in Code section 408(k) are not considered as Compensation for the taxable year in which contributed to the extent such contributions are deductible by the Participant under Code section 219(b)(7). Additionally, any distributions from a plan of deferred compensation are not considered as Compensation, regardless of whether such amounts are includable in the gross income of the Participant when distributed. However, any amounts received by a Participant pursuant to an unfunded nonqualified plan shall be considered as Compensation in the year such amounts are includable in the gross income of the Participant;

                  (iii) amounts realized from the exercise of a nonqualified stock option or when restricted stock (or property) held by a Participant either becomes freely transferable or is no longer subject to a substantial risk of forfeiture (see Code section 83 and the regulations thereunder);


                    (vi) amounts realized from the sale, exchange or
                         other disposition of stock acquired under a qualified stock option;

                    (v)  other amounts which receive special tax
                         benefits, such as premiums for group term life insurance (but only to the extent that the premiums are not includable in the gross income of the Participant);
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          (e)  "Limitation Year" - the Plan Year;

          (f) "Maximum Permissible Defined Benefit Amount" - for a Limitation Year the Maximum Permissible Defined Benefit Amount with respect to any Participant shall be the lesser of:

               (1)  $90,000, or,

               (2) 100% of the Participant's average Compensation for his or her high three consecutive Years of Service, subject to the following rules:
                    (i) As of January 1 of each calendar year commencing with the calendar year 1988, the dollar limitation set forth in Paragraph (1) above shall be adjusted automatically to equal the dollar limitation as determined by the Commissioner for that calendar year under Code section 415(d)(1)(A). This adjustment dollar limitation applies for the Limitation Year ending with or within the calendar year. It is applicable to Employees who are Participants in the Plan and to Employees who have retired or otherwise terminated their service under the Plan with a nonforfeitable right to accrued benefits, regardless of whether they have actually begun to receive such benefits. The Annual Benefit payable to a terminated Participant which is otherwise limited by the dollar limitation shall be increased to take into account the adjustment of the dollar limitation.

                    (ii) With regard to Participants who have separated
                         from service with a nonforfeitable right to an accrued benefit, the compensation limitation described in paragraph (2) above applicable to Limitation Years commencing on and after January 1, 1976 shall be adjusted annually to take into account increases in the cost of living. For any Limitation Year beginning after the
                         separation occurs, the adjustment of the
                         compensation limitation is made as specified in regulations and rules prescribed by the Commissioner. In the case of a Participant who separated from service prior to January 1, 1976, the cost of living adjustment of the compensation limitation under this paragraph for all Limitation Years prior to January 1, 1976, is to be determined as provided by the
                         Commissioner.
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                  (iii)  Anything herein to the contrary notwithstanding,
                         in the case of an individual who was a
                         Participant in the Plan before January 1, 1983, if such Participant's "current accrued benefit" (as defined in section 235(g)(4) of the Tax Equity and Fiscal Responsibility Act of 1982 ("TEFRA")) under the Plan as of the close of the last Limitation Year beginning before January 1, 1983 exceeded the dollar limitation with respect to such Participant under SECTION 12.1(g)(1) shall be equal to such current accrued benefit.

                    (iv) Anything herein to the contrary notwithstanding,
                         for any individual who was a Participant in the Plan on January 1, 1987, if such Participant's "current accrued benefit" under the Plan, as that term is defined in section 1106(i)(3)(B) of the Tax Reform Act of 1986, as of the close of the last Limitation Year beginning before January 1, 1987 exceeded the limitation described in SECTION 12.1(f)(1) above, the dollar limitation with respect to such Participant under SECTION 12.1(f)(1) shall be equal to such current accrued benefit.

          (g) "Maximum Permissible Defined Contribution Amount" - for a Limitation Year the Maximum Permissible Defined
               Contribution Amount with respect to any Participant shall be the lesser of:

               (1) $30,000, or if greater, one fourth of the limitation in effect under Code section 415(b)(1)(A) (as adjusted by Code section 415(d)(1)(A)).

               (2) 25% of the Participant's Compensation for the Limitation year.

                    Notwithstanding the foregoing, or anything herein to the contrary, the percentage of compensation limitation of this SECTION 12.1(g)(2) shall not apply to any Annual Additions pursuant to SECTION 12.1(a)(4) above.



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          (h)  "Projected Annual Benefit" - the Annual Benefit to which a
               Participant would be entitled under the Plan on the assumption that he or she continues employment until the normal retirement age (or current age, if that is later) thereunder, that his or her Compensation continues at the same rate as in effect for the Limitation Year under consideration until such age, and that all other relevant factors used to determine benefits under the Plan remain constant as of the current Limitation Year for all future Limitation Years;

          (i) "Social Security Retirement Age" - the age used as the retirement age under Social Security Act section 216(1) except that such section shall be applied:

               (1)  without regard to the age increase factor, and,

               (2) as if the early retirement age under Social Security Act section 216(1)(2) were 62.

          (j) For purposes of applying the limitations of Code sections 415(b), (c) and (e) to a Participant for a particular Limitation Year, all qualified defined benefit plans (without regard to whether a plan has been terminated) ever maintained by the Company will be treated as one defined benefit plan and all qualified defined contribution plans (without regard to whether a plan has been terminated) ever maintained by the Company will be treated as part of this Plan.

     SECTION 12.2 ANNUAL ADDITION LIMITS. The amount of the Annual Addition which may be credited under this Plan to any Participant's Account as of any allocation date shall not exceed the Maximum Permissible Defined Contribution Amount (based upon his or her Compensation up to such allocation date) reduced by the sum of any credits of Annual Additions made to the Participant's Account under all defined contribution plans as of any preceding allocation date within the Limitation Year. If an allocation date of this Plan coincides with an allocation date of any other qualified defined contribution plan maintained by the Company, the amount of the Annual Additions which may be credited under this Plan to any Participant's Account as of such date shall be an amount equal to the product of the amount to be credited under this Plan without regard to this SECTION 12.2 multiplied by the lesser of one or a fraction, the numerator of which is the amount described in this SECTION 12.2 during the Limitation Year and the denominator of which is the amount that would be otherwise credited on this allocation date under all defined contribution plans without regard to this Section 12.2. However, if a security is not allocated to a Participant's Account under any qualified tax credit employee stock ownership plan of the Company because of the operation of the limitations of Code section 415 and the provisions of this SECTION 12.2, no other amount may be allocated to the Participant's Account under
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this Plan after the allocation date for such tax credit employee stock ownership plan's plan year, until all such unallocated securities have been allocated in accordance with the provisions of such tax credit employee stock ownership plan. If contributions to this Plan on behalf of a Participant are to be reduced as a result of this SECTION 12.2, such reduction shall be effected by reducing contributions in the following order: Supplemental Nondeferred Deposits, Basic Nondeferred Deposits and corresponding matching Company Contributions, Supplemental Deferred Deposits and finally, if necessary, Basic Deferred Deposits and corresponding remaining matching Company Contributions. If, as a result of a reasonable error in estimating a Participant's Compensation, or under the limited facts and circumstances which the Commissioner finds justify the availability of the rules set forth in paragraphs (a)-(c) of this
SECTION 12.2, the allocation of Annual Additions under the terms of the Plan for a particular Participant would cause the limitations of Code section 415 applicable to that Participant for the Limitation Year to be exceeded, the excess amounts shall not be deemed to be Annual Additions in that Limitation Year if they are treated as follows:

          (a) To the extent necessary, Deferred Deposits to the Plan shall be recharacterized as Nondeferred Deposits and the Participant's Nondeferred Deposits to the Plan (including Deferred Deposits recharacterized as Nondeferred Deposits hereunder) and earnings thereon shall be returned to the Participant.

          (b) The excess amounts in the Participant's Account consisting of Company Contributions shall be used to reduce Company Contributions for the next Limitation Year (and succeeding Limitation Years, as necessary) for that Participant if that Participant is covered by the Plan as of the end of the Limitation Year. However, if that Participant is not covered by the Plan as of the end of the Limitation Year then the excess amounts must be held unallocated in a suspense account for the Limitation Year and allocated and reallocated in the next Limitation Year to all of the remaining Participants in the Plan. If a suspense account is in existence at any time during a particular Limitation Year, other than the first Limitation Year described in the preceding sentence, all amounts in the suspense account must be allocated and reallocated to Participants' Accounts (subject to the limitations of Code section 415) before any Company Contributions, may be made to the Plan for that Limitation Year. Furthermore, the excess amounts must be used to reduce Company Contributions for the next Limitation Year (and succeeding Limitation Years, as necessary) for all of the remaining Participants in the Plan. For purposes of this subdivision, except as provided in (a) of this Section 12.2, excess amounts may not be distributed to Participants or former Participants.

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          (c)  In the event of a termination of the Plan, the suspense account described in (b) of this SECTION 12.2 shall revert to the Company to the extent it may not then be allocated to any Participant's Account.

          (d) Notwithstanding any other provision in this SECTION 12.2, the Company shall not contribute any amount that would cause an allocation to the suspense account as of the date the contribution is allocated. If the contribution is made prior to the date as of which it is to be allocated, then such contribution shall not exceed an amount that would cause an allocation to the suspense account if the date of contribution were an allocation date.

     SECTION 12.3 OVERALL LIMIT. For any Participant of this Plan who at any time participated in a defined benefit plan maintained by the Company, the rate of benefit accrual by such Participant in each defined benefit plan in which the Participant participates during the Limitation Year will be reduced to the extent necessary to prevent the sum of the following fractions, computed as of the close of the Limitation Year, from exceeding 1.0:
          (a) DEFINED BENEFIT PLAN FRACTION. Projected Annual Benefit of the Participant under all defined benefit plans divided by: the lesser of (1) the product of 1.25, multiplied by the dollar limitation in effect under Code section 415(b)(1)(A) for such Limitation Year, or (2) the product of 1.4 multiplied by the amount which may be taken into account under Code section 415(b)(1)(B) with respect to such Participant for such Limitation Year.
          and

          (b) DEFINED CONTRIBUTION PLAN FRACTION. Sum of Annual Additions to such Participant's Account under all defined contribution plans in such Limitation Year and for all prior Limitation Years divided by: the sum of the lesser of the following amounts determined for such year and for each prior Year of Service with the Company: (1) the product of 1.25, multiplied by the dollar limitation in effect under Code section 415(c)(1)(A) for such Limitation Year, or (2) the product of (a) 1.4, multiplied by (b) 25% of the Participant's Compensation for such Limitation Year.

     SECTION 12.4  SPECIAL RULES.

          (a) For purposes of applying the Defined Contribution Plan Fraction in Section 12.3 for any Limitation Year beginning after December 31, 1975 to Limitation Years before January 1, 1976, the aggregate amount taken into account in determining the numerator of such fraction is deemed not to exceed the aggregate amount taken into account in determining the denominator of the fraction.
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          (b)  In any case where the sum of the fractions in SECTION 12.3 is greater than 1.0, calculated as of the close of the last Limitation Year beginning before January 1, 1983 for a Participant, in accordance with regulations prescribed by the Commissioner pursuant to TEFRA section 235(g)(3), an amount shall be subtracted from the numerator of the defined contribution plan fraction so that the sum of such fractions does not exceed 1.0 for such Limitation Year.

          (c) If the sum of the fractions in SECTION 12.3 would exceed 1.0, calculated as of the close of the last Limitation Year beginning before January 1, 1987 for a Participant, in accordance with regulations prescribed by the Commissioner pursuant to section 1106(i)(4) of the Tax Reform Act of 1986, an amount shall be subtracted from the numerator of the defined contribution plan fraction (not exceeding such numerator) so that the sum of such fractions does not exceed 1.0. This numerator, as adjusted herein, will be used for the calculation of the defined contribution plan fraction for Limitation Years commencing on or after January 1, 1987.


                               ARTICLE XIII
                         TOP-HEAVY REQUIREMENTS

     SECTION 13.1 DEFINITIONS. For purposes of this Article XIII, the following definitions shall apply, to be interpreted in accordance with the provisions of Code section 416 and the regulations thereunder:

          (a) "Aggregation Group" shall mean a plan or group of plans which includes all plans maintained by the Employers in which a Key Employee is a Participant or which enables any plan in which a Key Employee is a Participant to meet the requirements of Code section 401(a)(4) or Code section 410, as well as all other plans selected by the Company for permissive aggregation inclusion of which would not prevent the group of plans from continuing to meet the requirements of such Code sections.

          (b) "Compensation" with respect to a Plan Year shall be as defined in Section XII without regard to SECTION
               12.1(d)(2)(A).

          (c)  "Determination Date" shall mean, with respect to any Plan
               Year,

               (1)  the last day of the preceding Plan Year, or,

               (2) in the case of the first Plan Year of any Plan, the last day of such Plan Year.
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          (d)  "Employee" shall mean, for purposes of this Article XIII, any person employed by an Employer and shall also include any beneficiary of such person, provided that the requirements of Sections 13.3, 13.4 and 13.5 shall not apply to any person included in a unit of Employees covered by an agreement which the Secretary of Labor finds to be a collective bargaining agreement between Employee representatives and one or more Employers if there is evidence that retirement benefits were the subject of good faith bargaining between such Employee representatives and such Employer or Employers.

          (e) "Employer" shall mean, any corporation which is a member of a controlled group of corporations (as defined in Code section 414(b)) which includes the Company or any trades or business (whether or not incorporated) which are under common control (as defined in Code section 414(c)) with the Company, or a member of an affiliated service group (as defined in Code section 414(m)) which includes the Company.

          (f) "Key Employee" shall mean, any Employee or former Employee who is, at any time during the Plan Year, or was, during any one of the four preceding Plan Years any one or more of the following:

               (1) An officer of an Employer having an annual Compensation greater than 50% of the amount in effect under Code section 415(b)(1)(A) for any Plan Year unless 50 other such officers (or, if lesser, a number of such officers equal to the greater of three or 10% of the Employees) have higher annual Compensation.

               (2) One of the 10 persons employed by an Employer having annual Compensation greater than the limitation in effect under Code section 415(c)(1)(A) for any Plan Year, and owning (or considered as owning within the meaning of Code section 318) the largest interests in the Employers. For purposes of this paragraph (2), if two Employees have the same interest, the one with the greater Compensation shall be treated as owning the larger interest.

               (3) Any person owning (or considered as owning within the meaning of Code section 318) more than 5% of the outstanding stock of an Employer or stock possessing more than 5% of the total combined voting power of such stock.


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     (4)  A person who would be described in paragraph (3) above if "1%"
          were substituted for "5%" each place it appears in paragraph (3) above, and who has annual Compensation of more than $150,000. For purposes of determining ownership under this Section 13.11(f), Code section 318(a)(2)(C) shall be applied by substituting "5%" for "50%" and the rules of subsections (b),
          (c) and (m) of Code section 414 shall not apply.

          (g) "Year of Service" shall mean, a year which constitutes a "Year of Service" under the rules of paragraphs (4), (5) and (6) of Code section 411(a) to the extent not inconsistent with the provisions of this Article XIII.

     SECTION 13.2 GENERAL REQUIREMENTS. For any Plan Year beginning after 1983 in which the Plan is a Top-Heavy Plan, the requirements of this
Article XIII must be met in accordance with Code section 416 and the regulations thereunder. The provisions of this Article XIII shall be inapplicable unless and until the Plan is a Top-Heavy Plan.

     SECTION 13.3 MAXIMUM COMPENSATIOn. Compensation for any Employee shall not be taken into account under the Plan in excess of the amount provided for pursuant to Code section 401(a)(17) and the regulations thereunder.

     SECTION 13.4 VESTING. A Participant who is credited with an Hour of Service while the Plan is Top-Heavy, or in any Plan Year after a Plan Year in which the Plan is Top-Heavy, and who has completed at least three Years of Service shall have a nonforfeitable right to 100% of his or her accrued benefit derived from Employer Contributions and no such amount may become forfeitable if the Plan later ceases to be Top-Heavy nor may such amount be forfeited under the provisions of Code sections 411(a)(3)(B) or 411
(a)(3)(D). Such accrued benefit shall include benefits accrued before the Plan becomes Top-Heavy, including benefits accrued prior to January 1, 1984. Notwithstanding any other provisions of this Plan to the contrary, once the vesting requirements of this SECTION 13.4 become applicable, they shall remain applicable even if the Plan later ceases to be Top-Heavy.

     SECTION 13.5 MINIMUM CONTRIBUTIONS. Minimum Employer Contributions for a Participant (not including a beneficiary of any Participant) who is not a Key Employee shall be required under the Plan for the Plan Year as follows:

          (a) The amount of the minimum contribution shall be the lesser of the following percentages of Compensation:

               (1)  four percent, or,

               (2) the highest percentage at which such contributions are made under the Plan for the Plan Year on behalf of a Key Employee.
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                    (i)  For purposes of this paragraph (2), all defined
                         contribution plans required to be included in an Aggregation Group shall be treated as one plan.

                    (ii) This paragraph (2) shall not apply if the Plan
                         is required to be included in an Aggregation
                         Group and the Plan enables a defined benefit plan required to be included in the Aggregation Group to meet the requirements of Code sections 401(a)(4) or 410.

                   (iii) For purposes of this paragraph (2), the
                         calculation of the percentage at which Employer Contributions are made for a Key Employee shall be based only on his or her Compensation not in excess of maximum counted compensation as provided in SECTION 13.3.

          (b) There shall be disregarded for purposes of this SECTION 13.5, contributions or benefits under Code section 3111, Title II of the Social Security Act or any other federal or state law, and for Plan Years beginning before December 31, 1984, there shall also be disregarded any contributions attributable to a salary reduction or a similar arrangement.

          (c) For purposes of this SECTION 13.5, the term "Participant" shall be deemed to refer to all Participants who have not separated from service at the end of the Plan Year including, without limitation, individuals who:

               (1) failed to complete 1000 Hours of Service during the Plan Year, or

               (2) declined to make mandatory contributions to the Plan, or

               (3)  are excluded from the Plan because their Compensation is less than a stated amount but who must be
                    considered Participants for the Plan to satisfy the
                    coverage requirements of Code section 410(b) in
                    accordance with Code section 401(a)(5).
     SECTION 13.6 PARTICIPANTS UNDER DEFINED BENEFIT PLANS. If any Plan Participant other than a Key Employee is also a Participant under a defined benefit plan of an Employer, then SECTION 13.5(a) shall not apply and the required minimum annual Employer Contribution for such Participant (not including a beneficiary of a Participant) under this Plan shall be 7 1/2% of Compensation, or such lesser amount as may be required to satisfy the requirements of the Code related to Top-Heavy Plans. Such Employer Contribution shall be made without regard to the amount of contributions, if any, made to the Plan on behalf of Key Employees.
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     SECTION 13.7  SUPER TOP-HEAVY PLANS.  If for any Plan Year in which the Plan is a Top-Heavy Plan it is also a Super Top-Heavy Plan, then for purposes of the limitations on Employer Contributions and benefits provided in Code section 415, and SECTION 5.3. and Article XII of the Plan, the dollar limitations in the defined benefit plan fraction and the defined contribution plan fraction shall be multiplied by 1.0 rather than
1.25. However, if the application of the provisions of this SECTION 13.7 would cause any Participant to exceed the combined Code section 415 limitations on Employer Contributions and benefits, then the application of the provisions of this SECTION 13.7 shall be suspended as to such Participant until such time as he or she no longer exceeds such limitations as modified by this SECTION 13.7. During the period of such suspension, there shall be no Employer Contributions, forfeitures or Non-Deferred Supplemental Deposits allocated to such Participant under this or any other defined contribution plan of the Employers and there shall be no accruals for such Participant under any defined benefit plan of the Employers.

     SECTION 13.8 DETERMINATION OF TOP-HEAVINESS. The determination of whether this Plan is Top-Heavy shall be made as follows:

          (a) If the Plan is not required to be included in an Aggregation Group with other plans, then it shall be Top-Heavy only if when considered by itself it is a Top-Heavy Plan and it is not included in a permissive Aggregation Group that is not a Top-Heavy Group.

          (b) If the Plan is required to be included in an Aggregation Group with other plans, it shall be Top-Heavy only if the Aggregation Group, including any permissively aggregated plans is Top-Heavy.

          (c) If a plan is not a Top-Heavy Plan and is not required to be included in an Aggregation Group, then it shall not be Top-Heavy even if it is permissively aggregated in an Aggregation Group which is a Top-Heavy Group.

     SECTION 13.9 DETERMINATION OF SUPER TOP-HEAVINESS. This Plan shall be a Super Top-Heavy Plan if it would be a Top-Heavy Plan under the provisions of SECTION 13.8, but substituting "90%" for "60%" in the ratio test of SECTION 13.10.

     SECTION 13.10 CALCULATION OF TOP-HEAVY RATIOS. A Plan shall be Top-Heavy and an Aggregation Group shall be a Top-Heavy Group with respect to any Plan Year as of the Determination Date if the sum as of the Determination Date of the Cumulative Accrued Benefits and the Cumulative Accounts of Employees who are Key Employees for the Plan Year exceeds 60% of a similar sum determined for all Employees, excluding former Key Employees.

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     SECTION 13.11  CUMULATIVE ACCOUNTS AND CUMULATIVE ACCRUED BENEFITS.
The Cumulative Accounts and Cumulative Accrued Benefits for any Employee shall be determined as follows:

          (a) "Cumulative Account" shall mean the sum of the amount of an Employee's Account under a defined contribution plan (for an unaggregated Plan) or under all defined contribution plans included in an Aggregation Group (for aggregated plans) determined as of the most recent plan valuation date within a 12-month period ending on the Determination Date, increased by any contributions due after such valuation date and before Determination Date.

          (b) "Cumulative Accrued Benefit" shall mean the sum of the present value of an Employee's accrued benefits under a defined benefit plan (for an unaggregated plan) or under all defined benefit plans included in an Aggregation Group (for aggregated plans), determined under the actuarial assumptions set forth in such Plan or Plans, as of the most recent plan valuation date used by the Plan actuary within the 12-month period ending on the Determination Date as if the Employee voluntarily terminated service as of such valuation date. The accrued benefit of any Employee who is not a Key Employee shall be determined under the method used for accrual purposes for all plans in the Aggregation Group or, if there is no such method, as if such benefit accrued not more rapidly than the slowest accrual rate permitted under Code section 411(b)(1)(c).

          (c) Accounts and benefits shall be calculated to include all amounts attributable to both Employer and Employee contributions but excluding amounts attributable to voluntary deductible Employee contributions.

          (d) Accounts and benefits shall be increased by the aggregate distributions during the five-year period ending on the Determination Date made with respect to an Employee under the Plan or Plans as the case may be or under a terminated plan which, if it had not been terminated, would have been required to be included in the Aggregation Group.

          (e) Rollover Contributions and direct plan to plan transfers shall be handled as follows:


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               (1)  If the transfer is initiated by the Employee and made from a plan maintained by one employer to a plan maintained by another employer, the transferring plan continues to count the amount transferred under the rules for counting distributions. The receiving plan does not count the amount if accepted after December 31, 1983, but does count it if accepted prior to December 31, 1983.

               (2) If the transfer is not initiated by the Employee or is made between plans maintained by the Employers, the transferring plan shall no longer count the amount transferred and the receiving plan shall count the amount transferred.

               (3) For purposes of this subsection (e), all Employers aggregated under the rules of Code sections 414(b),
                    (c) and (m) shall be considered a single employer.

          (f) For plan years beginning after December 31, 1984, the accrued benefits and accounts of any Employee who has not performed services for any Employer at any time during the five-year period ending on the Determination Date shall not be taken into account.


                              ARTICLE XIV
                     BENEFICIARY IN EVENT OF DEATH

     SECTION 14.1 DESIGNATION AND CHANGE OF BENEFICIARY. Upon the death of a married Participant, the spouse of the Participant shall be deemed the designated beneficiary of the Participant, unless such spouse has consented, in writing, to the designation of another beneficiary or beneficiaries (which may include the estate of the Participant) or any change thereof. If such other designated beneficiary or beneficiaries predecease a married Participant, such Participant's spouse shall be deemed the designated beneficiary of the Participant. If, in such case, the Participant's spouse has also predeceased the Participant, the Participant's Account shall be paid to his or her estate.

     Each unmarried Participant shall have the right to designate a beneficiary or beneficiaries to receive any distributions to be made under
Article XI upon the death of such Participant. An unmarried Participant may from time to time, without the consent of any beneficiary, change or cancel any such designation. If no beneficiary has been named by a deceased unmarried Participant, or the designated beneficiary has predeceased such Participant, the Participant's Account shall be paid to his or her estate as beneficiary.

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     Any spousal consent, beneficiary designation and any change therein shall be made in the form and manner prescribed by the Committee and shall be filed with the Director. Any distribution made to a beneficiary of a deceased Participant under the Plan shall be made to the beneficiary as soon as practicable after such Participant's death and shall be in the form of a lump sum payment, regardless of the form of benefit selected by the deceased Participant. The beneficiary may elect to have such payment made in money by check, or may elect to have any whole shares of Enterprise Common Stock held for the deceased Participant's Enterprise Common Stock Fund subaccount and ESOP Account distributed in shares of Enterprise Common Stock and the balance of the deceased Participant's Account (including the value of any fractional shares of Enterprise Common Stock) paid in money by check. If no election is made, the entire distribution to the beneficiary shall be made in money by check.

                              ARTICLE XV
                            ADMINISTRATION

     SECTION 15.1 NAMED FIDUCIARY. The Committee (and each member of the Committee acting as such) shall be the named fiduciary of the Plan with authority to control and manage the operation and administration of the Plan.

     SECTION 15.2  ADMINISTRATION.

          (a) The Committee shall have full discretionary authority to interpret the Plan and to answer all questions which arise concerning the application, administration and interpretation of the Plan. The Committee shall adopt such rules and procedures as in its opinion are necessary and advisable to administer the Plan and to transact its business. Subject to the other requirements of this
               Article XV, the Committee may --
               (1) Employ agents to carry out non-fiduciary responsibilities;

               (2) Employ agents to carry out fiduciary responsibilities (other than trustee responsibilities as defined in ERISA Section 405(c)(3));

               (3) Consult with counsel, who may be of counsel to the Employer or an Affiliate; and

               (4)  Provide for the allocation of fiduciary
                    responsibilities (other than trustee responsibilities as defined in ERISA Section 405(c)(3)) among its members. However, any action described in subparagraphs (2) or (4) of this subparagraph (a) and any modification or rescission of any such action, may be effected by the Committee only by a resolution approved by a majority of the Committee.
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
          (b) The Committee shall keep written minutes of all its proceedings, which shall be open to inspection by the Board of Directors. In the case of any decision by the Committee with respect to a claim for benefits under the Plan, the Committee shall include in its minutes a brief explanation of the grounds upon which such decision was based.

          (c) In performing their duties, the members of the Committee shall act solely in the interest of the Participants in the Plan and their beneficiaries and:

               (1) for the exclusive purpose of providing benefits to the Participants and their beneficiaries;

               (2) with the care, skill, prudence and diligence under the circumstances then prevailing that a prudent man or woman acting in like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims; and

               (3) in accordance with the documents and instruments governing the Plan insofar as such documents and instruments are consistent with the provisions of Title I of ERISA. In addition to any other duties the Committee may have, the Committee shall periodically review the performance of the Trustee and any Investment Managers and the performance of all other persons to whom fiduciary duties have been delegated or allocated pursuant to the provisions of this
                    Article XV.

          (d) The Company agrees to indemnify and reimburse, to the fullest extent permitted by law, members of the Committee, directors and Employees of an Employer and all such former members, directors and Employees, for any and all expenses, liabilities or losses arising out of any act or omission relating to the rendition of services for or the management and administration of the Plan.

          (e) No member of the Committee nor any of its delegates shall be personally liable by virtue of any contract, agreement or other instrument made or executed by him or her or on his or her behalf in such capacity.



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
     SECTION 15.3 CONTROL AND MANAGEMENT OF ASSETS. The assets of the Plan shall be held by the Trustee, in trust, and shall be managed by the Trustee and/or one or more Investment Managers appointed from time to time by the Committee; provided, however, that the Committee shall have investment authority with respect to loans approved pursuant to SECTION 11.12, and may, from time to time, determine that the Trustee shall be subject to the direction of the Committee with respect to certain other investments, in which case the Trustee shall be subject to proper directions of the Committee which are in accordance with the terms of the Plan and which are not contrary to applicable law.

     SECTION 15.4 BENEFITS TO BE PAID FROM TRUST. Benefits under the Plan shall be payable only from the Trust Fund and only to the extent that such Trust Fund shall suffice therefore and each Participant assumes all risk connected with any decrease in market price of any securities in the respective Funds. Neither the Company nor any Affiliate shall have any liability to make or continue from its own funds the payment of any benefits under the Plan.

     SECTION 15.5 EXPENSES. There shall be paid from the Trust Fund all expenses incurred in connection with the administration of the Plan, including but not limited to the compensation of the Trustee, the reasonable fees of counsel for the Trustee for legal services rendered to the Trustee and the fees of Investment Managers appointed with respect to the investment and reinvestment of the Trust Fund, except to the extent that such expenses and fees are paid by the Employer. There shall be paid from the Trust Fund all taxes of any and all kinds whatsoever that may be levied or assessed under existing or future laws upon or in respect of the Trust Fund or any property of any kind forming a part thereof, and all expenses including brokerage costs and transfer taxes incurred in connection with the investment and reinvestment of the Trust Fund.


                              ARTICLE XVI
                            CLAIMS PROCEDURE

     SECTION 16.1 FILING OF CLAIMS. Claims for benefits under the Plan shall be filed in writing on such form or forms as may be prescribed by the Committee with the Director.

     SECTION 16.2 APPEAL OF CLAIMS. Written notice shall be given to the claiming Participant or beneficiary of the disposition of such claim, setting forth specific reasons for any denial of such claim in whole or in part. If a claim is denied in whole or in part, the notice shall state that such Participant or beneficiary may, within sixty days of the receipt of such denial, request in writing that the decision denying the claim be reviewed by the Committee and provide the Committee with information in support of his or her position by submitting such information in writing to the Secretary of the Committee.

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
     SECTION 16.3 REVIEW OF APPEALS. The Committee shall review each claim for benefits which has been denied in whole or in part and for which such review has been requested and shall notify, in writing, the affected Participant or beneficiary of its decision and of the reasons therefor. All decisions of the Committee shall be final and binding upon all of the parties involved.

                             ARTICLE XVII
                       MERGER OR CONSOLIDATION

     SECTION 17.1 MERGER OR CONSOLIDATION. In the case of any merger or consolidation of the Plan with, or transfer of assets or liabilities to, any other plan, each Participant or beneficiary shall be entitled to receive a benefit immediately after the merger, consolidation or transfer (if the Plan had been terminated) which is equal to or greater than the benefit he or she would have been entitled to receive immediately before the merger, consolidation or transfer (if the Plan had then terminated). A merger or consolidation of the Plan with, or transfer of assets or liabilities to, any other plan shall not be deemed to be a termination or discontinuance of deposits and contributions having the effect of such termination of the Plan.

                            ARTICLE XVIII
                     NON-ALIENATION OF BENEFITS

     SECTION 18.1 NON-ALIENATION OF BENEFITS. Except as provided under SECTIONS 11.12 and 22.1, no benefit or right under the Plan shall in any manner or to any extent be assigned, alienated or transferred by any Participant or beneficiary under the Plan or be subject to attachment, garnishment or other legal process.

                               ARTICLE XIX
                               AMENDMENTS

     SECTION 19.1 AMENDMENT PROCESS. The Company reserves the right, by action of the Board of Directors, but subject to applicable law, at any time and from time to time, to modify, suspend or amend in whole or in part any or all of the provisions of the Plan, provided that no modification, suspension or amendment shall make it possible to deprive any Participant or beneficiary of a previously acquired right; and provided further that no such modification, suspension or amendment shall make it possible for any part of the assets of the Plan to be used for or diverted to purposes other than for the exclusive benefit of Participants and their beneficiaries under the Plan and for the payment of expenses of the Plan.


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                               ARTICLE XX
                               TERMINATION

     SECTION 20.1 AUTHORITY TO TERMINATE. The Plan may be terminated in whole or in part at any time by the Board of Directors, but only upon condition that such action is taken as shall render it impossible for any part of the corpus or income of the Trust Fund to be used for or diverted to purposes other than for the exclusive benefit of the Participants or their beneficiaries and for the payment of expenses of the Plan.

     SECTION 20.2 DISTRIBUTION UPON TERMINATION. Upon termination or partial termination of the Plan or upon the complete discontinuance of Deposits and Employer Contributions undr the Plan, the assets of the Trust Fund shall )e administered and distributed to the Participants or their beneficiaries at such time or times and in such nondiscriminatory manner as is determined by the Committee. Upon termination or partial termination of the Plan or upon the complete discontinuance of Deposits and Employer Contributions under the Plan, the rights of all affected Participants as of the date of such termination, partial termination or discontinuance of Deposits and Employer Contributions shall be nonforfeitable.


                              ARTICLE XXI
                   PLAN CONFERS NO RIGHT TO EMPLOYMENT

     SECTION 21.1 NO RIGHT TO EMPLOYMENT. Nothing contained in the Plan shall be construed as conferring any legal rights upon any Employee for a continuation of employment or shall interfere with the rights of an Employer or an Affiliate to discharge any Employee or otherwise to treat him or her without regard to the effect which such treatment might have upon such Employee with respect to the Plan, except as may be limited by applicable law.


                              ARTICLE XXII
                           ALTERNATE PAYEES

     SECTION 22.1 ALTERNATE PAYEES UNDER QDROS. In the event that a domestic relations order of any State is received by the Plan and thereafter determined to be a Qualified Domestic Relations Order (QDRO) within the meaning of Code section 414p, the vested portion of the Account of the Participant to which such QDRO is directed shall be apportioned as specified in such QDRO, valued as of the business day preceding the date specified in such QDRO. Upon notice to the Committee that a QDRO is being sought with respect to a Participant's Account, no distribution or loan shall be made to a Participant until such time as the status of the QDRO is determined. The alternate payee of the Participant's Account shall thereafter participate in the Plan in accordance with its terms, except such person shall not have the rights or benefits provided in Article IV,

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Article V and in SECTION 11.12.  If a QDRO is issued and the amount awarded the alternate payee exceeds the value of the Participant's Account less the outstanding loan balance, such loan shall be deemed to be in default and the Participant shall immediately repay the loan. Notwithstanding the provisions of this Article, the Plan may, without the consent of any such alternate payee, pay to such alternate payee the value of his or her respective share of the apportioned Account of the Participant, if the value thereof as so determined is $3,500.00 or less. If a QDRO so provides, benefits may be paid to an alternate payee before they would otherwise be distributable under the Plan, and no such distribution to an alternate payee shall be treated as a withdrawal by the Participant for purposes of Article XI.

                              ARTICLE XXIII
                              CONSTRUCTION

     SECTION 23.1 GOVERNING LAW. The Plan shall be governed by and construed and administered under the laws of the State of New Jersey, except to the extent superseded by ERISA.


     SECTION 23.2 HEADINGS. The headings are for reference only. In the event of a conflict between a heading and the content of an Article or Section, the content shall control.